UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(4)	Date Filed: April 9, 2010

ALTRIA GROUP, INC.

MICHAEL E. SZYMANCZYK	6601 WEST BROAD STREET
CHAIRMAN OF THE BOARD	RICHMOND, VIRGINIA 23230

April 9, 2010

Dear Fellow Shareholder:

It is my pleasure to invite you to join us at the 2010 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Thursday, May 20, 2010 at 9:00 a.m., at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219.

At this year’s meeting, we will vote on the election of ten directors, the approval of the 2010 Performance Incentive Plan, the ratification of PricewaterhouseCoopers LLP’s selection as the Company’s independent auditors and, if properly presented, two proposals from shareholders. There will also be a report on the Company’s business, and shareholders will have an opportunity to ask questions.

We anticipate that a large number of shareholders will attend the meeting. Because seating is limited, you may bring only one immediate family member who is 21 years of age or older as a guest. To attend the meeting, you must present an admission ticket and government-issued photographic identification. Please note that you must submit a request for an admission ticket. To request an admission ticket, please follow the instructions set forth on page 2 in response to question 4.

The meeting facilities will open at 7:30 a.m. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting are requested to write to the Company’s Corporate Secretary at 6601 West Broad Street, Richmond, Virginia 23230. For your comfort and security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, laptops, video and still cameras, pagers and pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules. While they may seem strict to some, they assist us in conducting a safe and orderly meeting and are in everyone’s interest.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet. We are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders primarily over the Internet. We believe this process expedites shareholders’ receipt of proxy materials, lowers the costs of our annual meeting and helps conserve natural resources. Accordingly, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our 2009 Annual Report to Shareholders. The Notice contains instructions on how to access the proxy materials, vote online and instructions on how shareholders can receive a paper copy of our proxy materials if they wish to do so.

Your vote is important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting,

please call 1-804-484-8838

ALTRIA GROUP, INC.

6601 West Broad Street

Richmond, VA 23230

NOTICE OF 2010 ANNUAL MEETING OF

SHAREHOLDERS OF ALTRIA GROUP, INC.

TIME:	9:00 a.m. on Thursday, May 20, 2010

PLACE:	The Greater Richmond Convention Center
403 North 3rd Street
Richmond, Virginia

ITEMS OF BUSINESS:	1) To elect ten directors.

2) To approve the 2010 Performance Incentive Plan.

3) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2010.

4) To vote on two shareholder proposals, if properly presented at the meeting.

5) To transact other business properly coming before the meeting.

WHO CAN VOTE:	Shareholders of record on March 29, 2010.

2009 ANNUAL REPORT:	A copy of our 2009 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about April 9, 2010.

W. Hildebrandt Surgner, Jr.
Corporate Secretary

April 9, 2010

WE URGE EACH SHAREHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

PLEASE NOTE THAT YOU MUST SUBMIT A REQUEST FOR AN ADMISSION TICKET. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 2 IN RESPONSE TO QUESTION 4.

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting to be Held on May 20, 2010

The Company’s Proxy Statement and 2009 Annual Report to Shareholders are available at

http://www.altria.com/proxy

ALTRIA GROUP, INC.

6601 WEST BROAD STREET

RICHMOND, VIRGINIA 23230

April 9, 2010

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2010

Our Board of Directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2010 Annual Meeting of Shareholders of Altria Group, Inc. (the “Company”) at 9:00 a.m., at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia. The proxies also may be voted at any adjournments or postponements of the meeting.

We are first sending the proxy materials to shareholders on or about April 9, 2010.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

Only shareholders of record of shares of common stock at the close of business on March 29, 2010 (the “record date”) are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each shareholder of record on the record date is entitled to one vote for each share of common stock held. On March 29, 2010, there were 2,082,466,850 shares of common stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.    WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Michael E. Szymanczyk and Denise F. Keane have been designated as proxies for the 2010 Annual Meeting of Shareholders.

2.    WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2010 Annual Meeting of Shareholders is March 29, 2010. The record date is established by the Board of Directors as required by Virginia law. Shareholders of record (registered shareholders and street name holders) at the close of business on the record date are entitled to:

(a)    receive notice of the meeting; and

(b)    vote at the meeting and any adjournments or postponements of the meeting.

3.    WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 16 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

It is important that you vote your shares if you are a registered shareholder and, if you hold shares in street name, that you provide appropriate voting instructions to your broker or bank as discussed in the answer to Question 16.

4.    HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must request an admission ticket. Because seating is limited, you may bring only one immediate family member as a guest. As we will be discussing our tobacco products at the meeting, all immediate family member guests must be over 21 years of age. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for an admission ticket by Monday, May 3, 2010, by mailing or faxing a request to the Company’s Corporate Secretary at 6601 West Broad Street, Richmond, Virginia 23230, facsimile: 1-800-352-6172 (from within the United States) or 1-914-272-0985 (from outside the United States). Please include the following information:

-	your name and mailing address;
-	whether you need special assistance at the meeting;
-	the name and age of your immediate family member, if one will accompany you; and
-	if your shares are held for you in the name of your broker or bank, evidence of your stock ownership (such as a letter from your broker or bank or a photocopy of a current brokerage or other account statement) as of March 29, 2010.

5.    WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)    By Telephone and Internet Proxy:    All registered shareholders of record can vote their shares of common stock by touchtone telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

(b)    In Writing:    All shareholders of record also can vote by mailing their completed and signed proxy card (in the case of registered shareholders) or their completed and signed vote instruction form (in the case of street name holders).

(c)    In Person:    All shareholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

6.    HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)    giving written notice to the Corporate Secretary of the Company;

(b)    delivering a later-dated proxy; or

(c)    voting in person at the meeting.

7.    ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will continue our long-standing practice of holding the votes of each shareholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2011 Annual Meeting of Shareholders, shareholders may:

(a)    vote in favor of a nominee;

(b)    vote against a nominee; or

(c)    abstain from voting on a nominee.

Directors will be elected by a majority of the votes cast. A majority of the votes cast means that a number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that nominee.

Any director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall offer to tender his or her resignation to the Board. The Nominating, Corporate Governance and Social Responsibility Committee shall consider the offer and recommend to the Board whether to accept or reject the offer. The full Board will consider all factors it deems relevant to the best interests of the Company, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of the election results.

The Board recommends a vote “FOR” all of the nominees.

9.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE 2010 PERFORMANCE INCENTIVE PLAN AND WHAT VOTE IS NEEDED TO APPROVE THE PLAN?

When voting on the 2010 Performance Incentive Plan, shareholders may:

(a)    vote in favor of the plan;

(b)    vote against the plan; or

(c)    abstain from voting on the plan.

The plan will be approved if the votes cast “FOR” the plan exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

10.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

When voting on the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the Company, shareholders may:

(a)    vote in favor of the ratification;

(b)    vote against the ratification; or

(c)    abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

11.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH SHAREHOLDER PROPOSAL PROPERLY PRESENTED AT THE MEETING AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THESE SHAREHOLDER PROPOSALS?

A separate vote will be held on each shareholder proposal that is properly presented at the meeting. When voting on each of the shareholder proposals, shareholders may:

(a)    vote in favor of the proposal;

(b)    vote against the proposal; or

(c)    abstain from voting on the proposal.

A shareholder proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST.”

The Board recommends a vote “AGAINST” each of the shareholder proposals.

12.    WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees, FOR the approval of the 2010 Performance Incentive Plan, FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP and AGAINST each of the shareholder proposals.

13.    WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 29, 2010. Each share of common stock is entitled to one vote. As of March 29, 2010, we had 2,082,466,850 shares of common stock outstanding.

14.    HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

15.    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or you can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).

16.    WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you are the registered shareholder, your shares will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is therefore important that you vote your shares. If your shares are held in street name (see Question 3), your shares may be voted by your brokerage firm when you do not provide your proxy, but only under certain circumstances as described in the following paragraphs of this Question 16.

Under the New York Stock Exchange rules, shares held in the name of your brokerage firm may be voted by your brokerage firm on certain “routine” matters even if you do not provide the brokerage firm with voting instructions. The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company is considered a “routine” matter for which brokerage firms may vote unvoted shares.

The other proposals to be voted on at our meeting, specifically the election of director nominees, the shareholder proposals and the approval of the 2010 Performance Incentive Plan, are not considered “routine” under New York Stock Exchange rules. When a proposal is not a “routine” matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” It is important therefore that you provide appropriate instructions to your brokerage firm with respect to your vote on these non-routine matters.

17.    ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote at the 2010 Annual Meeting of Shareholders.

18.    MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer shareholders’ questions of general interest during the limited question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, shareholders will be limited to two (2) minutes. Shareholders may ask a question a second time only after all others have had their turn and only if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting.

19.    HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 29, 2010, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

BOARD OF DIRECTORS

Board of Directors

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board holds regular meetings typically during the months of January, February, May, August, October and December, and special meetings are held when necessary. The organizational meeting follows the Annual Meeting of Shareholders. One of the meetings is primarily devoted to reviewing the Company’s strategic plan. The Board held six meetings in 2009. The Board meets in executive session at every Board meeting. Directors are expected to attend Board meetings, the Annual Meeting of Shareholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2009, all nominees for director attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served. In addition, all directors attended the 2009 Annual Meeting of Shareholders. Mr. Casteen joined the Board in February 2010.

The Board has adopted Corporate Governance Guidelines. In addition, the Company has adopted the Altria Code of Conduct for Compliance and Integrity, which applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, as well as a code of business conduct and ethics that applies to the members of the Company’s Board. The Board has also adopted a policy with regard to reviewing certain transactions in which the Company is a participant and an officer, director or nominee for director has, had or may have a direct or indirect material interest. All of these documents are available on the Company’s website at www.altria.com/governance.

Information on the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Board Leadership Structure

The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairman of the Board (the “Chairman”) and Chief Executive Officer in the way that it believes is in the best interests of the Company. After due consideration by the Nominating, Corporate Governance and Social Responsibility Committee and the Board, the Board has concluded that combining the roles of Chairman and Chief Executive Officer is in the best interests of the Company. The Company’s Mission is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. The Board believes that the combination of the roles of Chairman and Chief Executive Officer promotes the Board’s and executive management’s pursuit of the Company’s Mission by allowing the senior-most executive with accountability for the Company’s day-to-day operations, who also possesses significant business and industry knowledge, to set Board meeting agendas (in consultation with the Presiding Director) and to lead the related discussions. The Board considers this structure to be particularly appropriate for the Company given the unique challenges that the Company has faced and continues to face in light of its lines of business, particularly domestic tobacco.

The Board does not believe that separating these roles would enhance either the independence of the Board or its effectiveness in discharging its responsibilities. The Board’s strict adherence to sound corporate governance practices, as reflected in the Company’s Corporate Governance Guidelines, has promoted, and continues to promote, the effective and independent exercise of Board leadership for the Company and its shareholders. Non-management directors convene at each Board meeting in executive session. Moreover, the non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director is Robert E. R. Huntley. The Presiding Director presides over executive sessions of the non-management directors and at all meetings at which the Chairman is not present; calls meetings of the non-management directors as he or she deems necessary; serves as a liaison between the Chairman and the non-management directors; approves agendas and schedules for Board meetings; advises the Chairman of the Board’s informational needs and approves information sent to the Board; together with the Chair of the Compensation Committee, communicates goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and is available for consultation and communication if requested by major shareholders. The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Committees of the Board

The Board has established various separately-designated standing committees of the Board (the “Committees”) to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Shareholders, based on the recommendations of the Nominating, Corporate Governance and Social Responsibility Committee. The Board has adopted written charters for each of these Committees and these charters are available on the Company’s website at www.altria.com/governance. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Its responsibilities are set forth in the Audit Committee Charter, which is available on the Company’s website at www.altria.com/governance. The Committee was established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Committee’s responsibility is to assist the Board in its oversight of (i) the Company’s financial statements and financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent auditors, (iii) the internal audit function and (iv) the Company’s compliance with legal and regulatory requirements. The Committee is also responsible for preparing the Audit Committee Report that the rules of the Securities and Exchange Commission require the Company to include in its proxy statement. The Committee met seven times in 2009. The current members of the Committee are: George Muñoz (Chair); Elizabeth E. Bailey; Thomas F. Farrell II; Robert E. R. Huntley; and Thomas W. Jones. See pages 61 to 62 for further matters related to the Audit Committee, including its Report for the year ended 2009.

The Board has determined that all members of the Audit Committee are financially literate and that George Muñoz and at least one other member of the Committee are “audit committee financial experts” within the meaning set forth in the regulations of the Securities and Exchange Commission. No member of the Audit Committee received any payments in 2009 from Altria Group, Inc. or its subsidiaries other than compensation received as a director of Altria Group, Inc.

The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange; are non-employee directors for the purposes of Rule 16b-3 of the Securities Exchange Act of 1934; and satisfy the requirements of Section 162(m) of the Internal Revenue Code. Its responsibilities are set forth in the Compensation Committee Charter, which is available on the Company’s website at www.altria.com/governance. The Committee discharges the Board’s responsibilities relating to executive compensation (including the compensation of the Chief Executive Officer), produces an annual Compensation Committee report to be included in the Company’s proxy statement and reviews the succession plans for the chief executive officer and other senior executives. In addition, the Committee reviews and makes recommendations regarding compensation disclosures to be provided in the Company’s Securities and Exchange Commission filings, including the “Compensation Discussion and Analysis” and narrative descriptions in the Committee’s disclosure of its procedures in determining executive compensation. This Committee met five times in 2009. The current members of the Committee are: Thomas F. Farrell II (Chair); Elizabeth E. Bailey; Gerald L. Baliles; Robert E. R. Huntley; and Thomas W. Jones. See pages 24 through 26 for further matters related to the Compensation Committee, including a discussion of its procedures and its report on the Compensation Discussion and Analysis appearing on pages 27 through 60.

The Executive Committee has the responsibilities set forth in the Executive Committee Charter, which is available on the Company’s website at www.altria.com/governance, and meets as the Chairman concludes is necessary. The Committee has authority to act for the Board during intervals between Board meetings to the extent permitted by law. This Committee did not meet in 2009. The current members of the Committee are: Michael E. Szymanczyk (Chair); Elizabeth E. Bailey; Robert E. R. Huntley; Thomas W. Jones; and George Muñoz.

The Finance Committee has the responsibilities set forth in the Finance Committee Charter, which is available on the Company’s website at www.altria.com/governance. The Committee monitors the Company’s financial condition, oversees the sources and uses of cash flow and the investment of certain employee benefit plan assets and advises the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters. This Committee met four times in 2009. The current members of the Committee are: Thomas W. Jones (Chair); Elizabeth E. Bailey; Dinyar S. Devitre; Robert E. R. Huntley; George Muñoz; and Nabil Y. Sakkab.

The Innovation Committee has the responsibilities set forth in the Innovation Committee Charter, which is available on the Company’s website at www.altria.com/governance. The Committee assists the Board in its oversight of the strategic goals and objectives of the Company’s research, development and engineering programs and technological and other innovation initiatives. This Committee met four times in 2009. The current members of the Committee are: Nabil Y. Sakkab (Chair); Gerald L. Baliles; Dinyar S. Devitre; and George Muñoz.

The Nominating, Corporate Governance and Social Responsibility Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. This Committee has the responsibilities set forth in the Nominating, Corporate Governance and Social Responsibility Committee Charter, which is available on the Company’s website at www.altria.com/governance. The Committee identifies individuals qualified to become Board members consistent with the criteria approved by the Board and recommends a slate of nominees for election at each annual meeting of shareholders; makes recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees; advises the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles; oversees the self-evaluation process of the Board and its Committees; and provides oversight of the Company’s public affairs, corporate reputation and societal alignment strategies. This Committee met five times in 2009. The current members of the Committee are: Elizabeth E. Bailey (Chair); Gerald L. Baliles; Thomas F. Farrell II; Robert E. R. Huntley; George Muñoz; and Nabil Y. Sakkab. See page 11 for a description of the process the Nominating, Corporate Governance and Social Responsibility Committee follows in nominating directors.

The Board’s Risk Management Oversight Role

The Board, both acting as a full Board and through its Committees, plays an important oversight role in the Company’s risk management processes. Regular Board and Committee meetings cover multiple days and include site visits to Company subsidiary locations both in and outside the Company’s Richmond, Virginia headquarters. Management from different Company subsidiaries and business functions attend each meeting. At these meetings and in communications between Board meetings, management consults directly with the Board and its Committees about operational risks facing the businesses. Similarly, the Board, both directly and through the Audit Committee, receives updates at each meeting on legal and regulatory developments, thereby reviewing the Company’s management of legal and regulatory risk. In addition, reports to the Audit Committee at each of its meetings by the Chief Compliance Officer and the Company’s compliance and corporate audit groups provide insight into the Company’s risk assessment and risk management policies and processes. The Audit Committee and the Finance Committee oversee the Company’s management of its financial and liquidity risks through interaction at each meeting with the Chief Financial Officer and management from financial, accounting, auditing and treasury functions, while the Nominating, Corporate Governance and Social Responsibility Committee, through its interaction with functions responsible for the Company’s societal alignment strategies, oversees the ways in which the Company manages reputational risk. The Compensation Committee, as set forth in more detail in the “Role of the Compensation Committee” section of the Compensation Discussion and Analysis (page 28), considers the extent to which the executive compensation program may create risk for the Company. The Innovation Committee oversees the Company’s management of the risks associated with technology, research and development, including intellectual property. Each Committee provides a report to the full Board following each Committee meeting. The Board believes it has in place effective processes to oversee the material risks facing the Company and its businesses and that these processes are consistent with, and provide additional support for, the current leadership structure of the Board.

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating, Corporate Governance and Social Responsibility Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Shareholders.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, shareholders, management and others. The Committee does not distinguish between nominees recommended by shareholders and other nominees. Shareholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Committee. The Company’s By-Laws set forth the procedures a shareholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2011 Annual Meeting” on page 78.

Director Qualifications

In reviewing nominee candidates, the Committee adheres to the process described above and, in so doing, considers both the Company’s Mission to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products and its four related Mission goals – investing in leadership; aligning with society; satisfying adult consumers; and creating substantial value for shareholders. The Committee has not established any specific minimum qualification standards for nominees to the Board; rather, in evaluating the suitability of individuals for Board membership the Committee considers the ways in which it believes each nominee can assist the Company in pursuing its Mission and advancing one or more Mission goals. The Committee also takes into account many factors, including whether the individual meets requirements for independence and whether the individual will enhance the diversity of perspectives available to the Board in its deliberations. The Company is committed to diversity, as reflected in its Code of Conduct for Compliance and Integrity and various Company policies. The Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by the Company’s diversity philosophy in its review and consideration of potential director nominees. In this regard, the Board and the Committee view diversity holistically. More particularly, as set forth in the Company’s Corporate Governance Guidelines, the Board considers the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s businesses and markets; the individual’s professional expertise and experiences; the individual’s educational and professional background; and other characteristics of the individual that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the Company’s success and represent shareholder interests through the exercise of sound judgment and the application of its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. In addition, the Committee considers whether the Board has specific needs for certain skills or attributes at a given time (for example, financial experience and global business experience). Other criteria for Board membership are set forth in the Company’s Corporate Governance Guidelines.

The Nominees

It is proposed that ten directors, eight of whom are independent directors, be elected to hold office until the next Annual Meeting of Shareholders and until their successors have been elected. The

Nominating, Corporate Governance and Social Responsibility Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a signed and returned proxy will be voted for such persons. Each of the nominees currently serves as a director and was elected by the shareholders at the 2009 Annual Meeting with the exception of John T. Casteen III who was unanimously elected to membership by the Board on February 22, 2010. The particular experiences, qualifications, attributes or skills of each nominee that the Committee believes will advance the Company’s Mission and one or more Mission goals are included in the individual biographies below.

Independence of Nominees

The Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Elizabeth E. Bailey, Gerald L. Baliles, John T. Casteen III, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones, George Muñoz and Nabil Y. Sakkab. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance Guidelines, which is available on the Company’s website at www.altria.com/governance. Each of the above-named nominees qualifies as independent under these standards. In making its affirmative determination that these directors are independent, the Nominating, Corporate Governance and Social Responsibility Committee considered the fact that during 2008, prior to being appointed to the Board, Philip Morris USA Inc., a wholly-owned subsidiary of the Company, retained Dr. Sakkab to consult on a periodic basis regarding best practices in organizational and business processes in research, development and engineering. The Committee, in making this determination, also considered the facts that (i) Mr. Farrell and immediate family members (as defined in the Policy on Related Person Transactions) of Dr. Bailey, Governor Baliles, Mr. Farrell and Dr. Sakkab are employed by entities with which the Company or its subsidiaries do business in the ordinary course on terms comparable to those provided to unrelated third parties and that neither Mr. Farrell nor any immediate family member of Dr. Bailey, Governor Baliles, Mr. Farrell or Dr. Sakkab is involved in or directly benefits from such business and (ii) the Company makes various charitable contributions, including matching gifts under the Company’s matching gift program, to entities with which certain nominees for director (or their immediate family members) are affiliated as directors, trustees or employees. The Committee determined that none of the foregoing transactions created a direct or indirect material benefit to the directors. In addition, the Committee determined that the transactions described below under Related Person Transactions and Code of Conduct did not affect the independence of any nominee for director.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s By-Laws to reduce the number of directors.

Elizabeth E. Bailey John C. Hower Professor of Business and Public Policy, The Wharton School of the University of Pennsylvania, Philadelphia, PA Director since 1989 Age: 71

Dr. Bailey assumed her present position in July 1991, having served from July 1990 to June 1991 as a professor of industrial administration at Carnegie-Mellon University and as a visiting scholar at the Yale School of Organization and Management. From 1983 to 1990, she was Dean of the Graduate School of Industrial Administration of Carnegie-Mellon University. Dr. Bailey serves as a trustee of the National Bureau of Economic Research and as an honorary trustee of The Brookings Institution. She served as a director of CSX Corporation from 1989 to 2008 and is a former trustee of TIAA-CREF. Dr. Bailey is Chair of the Nominating, Corporate Governance and Social Responsibility Committee and a member of the Audit, Compensation, Executive, and Finance Committees.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Dr. Bailey’s expertise in the areas of management, business administration and public policy, her professional experiences, including key leadership and administrative positions at top ranking universities, and her longstanding experience with the Company provide clear support for her nomination for election to the Board.

Gerald L. Baliles Director, Miller Center of Public Affairs at the University of Virginia, Charlottesville, Virginia Director since 2008 Age: 69

Governor Baliles is the Director of the University of Virginia’s Miller Center of Public Affairs, a leading public policy institution. He has held this position since April 2006. From 1990 to April 2006, he served as an international aviation and trade partner in the firm of Hunton & Williams LLP, headquartered in Richmond, Virginia. From 1986 through 1990, Governor Baliles served as the 65th Governor of the Commonwealth of Virginia. During his tenure as Governor, he served as Chairman of the National Governors Association. Governor Baliles serves on the board of Norfolk Southern Corporation and previously served on the boards of Newport News Shipbuilding, PBS, Shenandoah Life Insurance Company*, the Nature Conservancy in Virginia, and the Virginia Historical Society. Governor Baliles is a member of the Compensation, Innovation, and Nominating, Corporate Governance and Social Responsibility Committees.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Governor Baliles’s significant expertise in public policy and law and his professional, administrative and leadership experiences, including his service as chief executive of the Commonwealth of Virginia, provide clear support for his nomination for election to the Board.

*	During 2009, Shenandoah Life Insurance Company entered into a receivership pursuant to a Virginia statutory procedure due to a sharp decline in value in certain of the company’s holdings that resulted in the company falling below minimum capitalization requirements. As part of this receivership, the Circuit Court in Richmond, Virginia, entered an order which, in accordance with required statutory provisions that apply to all such receiverships in Virginia, enjoins the directors from conducting any further business related to Shenandoah Life Insurance Company. The order contains no other findings or provisions related to the conduct of any directors of the entity. The Nominating, Corporate Governance and Social Responsibility Committee considered this order with regard to Governor Baliles’s qualification to serve as a director and has determined that the order does not impact his ability or qualification to serve as a director.

John T. Casteen III President, University of Virginia, Charlottesville, Virginia Director since 2010 Age: 66

Since 1990, Mr. Casteen has served as President of the University of Virginia. He has announced his intention to retire from this position in August 2010 and become President Emeritus at that time. Previously, Mr. Casteen served as Secretary of Education for the Commonwealth of Virginia (1982 – 1985) and president of the University of Connecticut (1985 – 1990). He is currently a director of the Chesapeake Bay Foundation, Sage Publications, Inc., Jefferson Science Associates, LLC and the Virginia University Research Partnership, Inc., all either charitable or privately-held business entities. Mr. Casteen also served on the Board of Directors of Wachovia Corporation from 1997 to 2008.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Casteen’s extensive professional, business, administrative and leadership experiences, particularly his role as chief executive of a university system with top-ranking academic and medical divisions, provide clear support for his nomination for election to the Board.

Dinyar S. Devitre Special Advisor, General Atlantic Partners, Greenwich, CT Director since 2008 Age: 62	Mr. Devitre is Special Advisor to General Atlantic Partners, a private equity firm. In March 2008, Mr. Devitre retired from his position as Senior Vice President and Chief Financial Officer of Altria Group, Inc. Prior to Mr. Devitre’s appointment to this position in April 2002, he held a number of senior management positions with the Company. He is a director of Emdeon Inc., Western Union Company, and SABMiller plc. He was formerly a director of Kraft Foods Inc. from 2002 to 2007. He also serves on the following charitable boards: The Lincoln Center for the Performing Arts, Inc., Asia Society and the Brooklyn Academy of Music. Mr. Devitre is a member of the Finance and Innovation Committees.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Devitre’s significant knowledge and understanding of the Company and its businesses, together with his financial acumen, his public company chief financial officer experience and his general business knowledge, provide clear support for his nomination for election to the Board.

Thomas F. Farrell II Chairman, President and Chief Executive Officer, Dominion Resources, Inc., Richmond, VA Director since 2008 Age: 55	Mr. Farrell is the Chairman, President and Chief Executive Officer of Dominion Resources, Inc., one of the nation’s largest producers of energy. He became President and Chief Executive Officer of Dominion Resources, Inc. effective January 1, 2006 and was elected Chairman in April 2007. From January 1, 2004 through December 31, 2006, he served as President and Chief Operating Officer of Dominion Resources, Inc. and prior to that as Executive Vice President. He is Chairman of the Board and Chief Executive Officer of Virginia Electric and Power Company and Chairman, President and Chief Executive Officer of CNG, both wholly-owned subsidiaries of Dominion Resources, Inc. He is also a director of the Institute of Nuclear Power Operations (INPO). Mr. Farrell is Chair of the Compensation Committee and a member of the Audit and Nominating, Corporate Governance and Social Responsibility Committees.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Farrell’s extensive business, administrative and leadership experiences, particularly his role as chief executive of a large public company in a regulated industry, provide clear support for his nomination for election to the Board.

Robert E. R. Huntley Retired lawyer, educator and businessman Director since 1976 Age: 80

Mr. Huntley retired as counsel to the law firm of Hunton & Williams LLP in December 1995, a position he had held since December 1988. Previously, Mr. Huntley had served as Chairman, President and Chief Executive Officer of Best Products Co., Inc., Professor of Law at Washington and Lee School of Law and President of Washington and Lee University. Mr. Huntley also has significant historical public company board experience (pre-2005). He is the Presiding Director and a member of the Audit, Compensation, Executive, Finance, and Nominating, Corporate Governance and Social Responsibility Committees.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Huntley’s breadth of expertise in business, education and law, his related leadership and administrative experiences, including his prior roles as the president of a top-ranked university and chief executive officer of a large public company, and his longstanding experience with the Company, provide clear support for his nomination for election to the Board.

Thomas W. Jones Senior Partner, TWJ Capital LLC, Stamford, CT Director since 2002 Age: 60

Mr. Jones assumed his position as Senior Partner of TWJ Capital LLC, an investment company, in May 2005. From August 1999 to October 2004, he held the position of Chairman and Chief Executive Officer of Global Investment Management with Citigroup Inc. He joined Travelers Group as Vice Chairman in 1997 and served as Chairman and Chief Executive Officer of Smith Barney Asset Management until August 1999. Prior to joining Travelers Group, Mr. Jones served as Vice Chairman of TIAA-CREF, the largest pension system in the United States, from 1993 to 1997. Mr. Jones currently serves as a director of several privately-held investment portfolio companies and his historical board experience (all pre-2005) includes service on the boards of the Federal Reserve Bank of New York, Freddie Mac, Thomas & Betts Corp., Travelers, TIAA-CREF and Eastern Enterprises. He is also a trustee emeritus of Cornell University. Mr. Jones is Chair of the Finance Committee and a member of the Audit, Compensation, and Executive Committees.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Jones’s expertise in the areas of finance and investments and his extensive professional, business and leadership experiences, particularly his leadership and administrative roles at large publicly-held companies, provide clear support for his nomination for election to the Board.

George Muñoz Principal, Muñoz Investment Banking Group, LLC, Washington, DC Partner, Tobin, Petkus & Muñoz, Chicago, IL Director since 2004 Age: 58

Mr. Muñoz is a principal of the Washington, D.C.-based firm of Muñoz Investment Banking Group, LLC. He is also a partner in the Chicago-based law firm of Tobin, Petkus & Muñoz. He served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001. From 1993 to 1997, Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the United States Treasury Department. He is a member of the Board of Directors of Marriott International, Inc. and Anixter International, Inc. He was formerly a director of Archipelago Holdings, Inc. from 2004 to 2006 and Esmark Incorporated from 2007 to 2008. He also serves on the Board of Trustees of the National Geographic Society. Mr. Muñoz is Chair of the Audit Committee and a member of the Executive, Finance, Innovation, and Nominating, Corporate Governance and Social Responsibility Committees.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Muñoz’s accounting, financial, legal and public policy expertise, along with his background in international business and his significant professional, administrative and leadership experiences in both the private and public sectors, provide clear support for his nomination for election to the Board.

Nabil Y. Sakkab Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company, Cincinnati, OH Director since 2008 Age: 62

Dr. Sakkab held a variety of positions at Procter & Gamble beginning in 1974. He retired in November 2007 as Senior Vice President, Corporate Research and Development. Dr. Sakkab serves on the board of Givaudan SA and serves on the boards of several privately-held companies. Dr. Sakkab is Chair of the Innovation Committee and a member of the Finance and Nominating, Corporate Governance and Social Responsibility Committees.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Dr. Sakkab’s innovation expertise in the consumer packaged goods industry and his extensive overall business knowledge and experiences on boards of directors provide clear support for his nomination for election to the Board.

Michael E. Szymanczyk Chairman and Chief Executive Officer Altria Group, Inc., Richmond, VA Director since 2008 Age: 61

Mr. Symanczyk was appointed Chairman and Chief Executive Officer of Altria Group, Inc. in March 2008. From August 2002 through July 2008, Mr. Szymanczyk served as Chairman, President and Chief Executive Officer of Philip Morris USA Inc. He serves on the board of trustees of the University of Richmond, the United Negro College Fund and the Richmond Performing Arts Center. Mr. Szymanczyk is Chair of the Executive Committee.

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Szymanczyk’s significant knowledge and understanding of the Company and its businesses, together with his leadership experiences and extensive knowledge of the consumer packaged goods industry, provide clear support for his nomination for election to the Board.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders.

The Nominating, Corporate Governance and Social Responsibility Committee periodically reviews director compensation taking into account the Company’s Compensation Survey Group (described on page 30), considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. In reviewing director compensation in the first quarter of 2010, the Committee considered survey data provided to management by Mercer Consulting (“Mercer”). The data provided by Mercer was based on parameters established by the Company (specifically, the Company’s Compensation Survey Group). Mercer did not provide any advice or recommendations to either the Committee or the Company in connection with the provision of this information, nor did Mercer attend any Committee meetings. Based on the information provided by Mercer, total 2009 compensation for the Company’s non-employee directors ranked within the fourth quartile (between the 75th and 80th percentile) of the Company’s Compensation Survey Group. The aggregate Mercer fees associated with preparing the survey data on director compensation were $19,328. Company management also engaged Mercer to provide services in 2009 related to serving as consultant in a request for proposals on the Company’s health, life, disability and family medical leave plans and providing consulting services in the areas of health plan employee communications and health plan financial analysis and forecasting. The aggregate fee amount associated with such other services was $562,051. Management does not believe these services create a conflict of interest or prevent Mercer from providing survey data on director compensation.

In 2009, non-employee directors received:

•	$100,000 annual cash retainer;

•	$20,000 annual cash retainer for the Presiding Director and the Chairs of the Audit and Compensation Committees;

•	$10,000 retainer for Chairs of the Innovation, Finance and Nominating, Corporate Governance and Social Responsibility Committees; and

•	$5,000 annual membership fee for each member of each Committee.

Pursuant to the Stock Compensation Plan for Non-Employee Directors, approved by shareholders at the 2005 Annual Meeting on April 28, 2005, each non-employee director received an annual share award on May 19, 2009 of that number of shares of common stock having an aggregate fair market value of $140,000 on the date of grant (8,338 shares of common stock with a fair market value of $16.7925 per share). Effective in 2010, the Board, on the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, has increased the aggregate fair market value of the annual share award to non-employee directors from $140,000 to $150,000. The cash component of the director compensation program remains unchanged. This is the first increase in non-employee director compensation since 2008.

The Board believes that stock ownership guidelines further align the interests of the Board with those of the Company’s shareholders. The Company’s non-employee directors are expected to hold the Company’s common stock in an amount equal to the lesser of five times the then-current annual cash retainer or 26,000 shares. Directors are expected to reach this ownership level within five years of being elected to Board membership and hold the requisite number of shares until retirement.

In addition to cash payments and stock awards, non-employee directors are covered under a $100,000 term life insurance policy under the Altria Group, Inc. Group Life Insurance Plan and receive travel and accident coverage under the Company’s Business Travel Accident Insurance Plan. Both of the foregoing plans are available generally to all salaried employees.

Non-employee directors may also participate in the Altria Group, Inc. Matching Gift Program immediately upon becoming a member of the Board. This program is available to all employees and non-employee directors. The Company will match eligible donations of a minimum of $25 up to $30,000 per year, per employee or non-employee director on a dollar-for-dollar basis to eligible non-profit organizations. In 2009, the following directors participated in this program: Gerald L. Baliles, Dinyar S. Devitre and Thomas W. Jones. The aggregate amount of matching payments for these three directors in 2009 was $66,375.

The following table presents the compensation received by the non-employee directors for fiscal year 2009.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($) (3)	Total
Elizabeth E. Bailey	$130,000	$140,000	$0	$270,000
Gerald L. Baliles	115,000	140,000	6,500	261,500
Dinyar S. Devitre	110,000	140,000	29,875	279,875
Thomas F. Farrell II	135,000	140,000	0	275,000
Robert E. R. Huntley	140,000	140,000	0	280,000
Thomas W. Jones	125,000	140,000	30,000	295,000
George Muñoz	140,000	140,000	0	280,000
Nabil Y. Sakkab	125,000	140,000	0	265,000

(1)	Pursuant to the Stock Compensation Plan for Non-Employee Directors, on May 19, 2009, each non-employee director received 8,338 shares of common stock with an aggregate grant date fair market value of $140,000. The fair market value of the shares of $16.7925 per share was based on the average of the high and low price of Altria Group, Inc. common stock on May 19, 2009.

(2)	Options were awarded to directors in 2000, 2001 and 2002. No options have been awarded to directors since 2002. As of December 31, 2009, option awards were outstanding for the following director in the following amount: Mr. Jones, 2,295.

(3)	All Other Compensation consists of charitable matching gifts paid in 2009 under the Altria Group, Inc. Matching Gifts Program to charitable entities designated by the director as more particularly described above.

A non-employee director may elect to defer the award of shares of common stock and all or part of their retainers. Pursuant to the Deferred Fee Plan for Non-Employee Directors, deferred retainers are “credited” to an unfunded account and may be “invested” in various “investment choices,” including an Altria common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The non-employee director will receive cash distributions from his or her account either prior to or following termination of service, as elected by the non-employee director.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of common stock beneficially owned as of March 1, 2010, by each director, nominee for director, executive officer named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)
Elizabeth E. Bailey	53,538
Gerald L. Baliles	12,905
Martin J. Barrington	394,311
David R. Beran	676,200
John T. Casteen III	0
Dinyar S. Devitre	143,130
Thomas F. Farrell II	18,419
Robert E. R. Huntley	62,812
Craig A. Johnson	295,081
Thomas W. Jones	43,589
Denise F. Keane	377,246
George Muñoz	25,220
Nabil Y. Sakkab	8,338
Michael E. Szymanczyk	1,531,058
Group (23 persons)	5,100,242

(1)	Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before May 1, 2010 as follows: Mr. Jones, 2,295; Ms. Keane, 33,960; Mr. Szymanczyk, 321,242; and group, 646,075. Also includes shares of restricted common stock as follows: Mr. Barrington, 270,810; Mr. Beran, 315,560; Mr. Johnson, 201,370; Ms. Keane, 242,950; Mr. Szymanczyk, 700,000; and group, 2,404,840.

(2)	Includes shares as to which beneficial ownership is disclaimed by Mr. Johnson, 30 (shares held by child); and group, 383. Also includes shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed as follows: Mr. Devitre, 87,722 (shares held in joint tenancy); Mr. Huntley, 3,600 (shares held in joint tenancy); and group, 92,991. Also includes shares of deferred stock as follows: Dr. Bailey, 37,621; Governor Baliles, 7,112; Mr. Barrington, 42,965; Mr. Beran, 57,045; Mr. Farrell, 15,919; Mr. Johnson, 47,252; Mr. Jones, 36,175; Ms. Keane, 42,965; Mr. Muñoz, 24,220; Mr. Szymanczyk, 94,538; and group, 540,774.

In addition to the shares shown in the table above, as of March 1, 2010, those directors who participate in the Company’s director deferred fee program had the following Altria share equivalents allocated to their accounts: Dr. Bailey, 23,355; Mr. Farrell, 6,797; Mr. Huntley, 20,080; and Mr. Muñoz, 9,120. See “Compensation of Directors” on page 21 for a description of the deferred fee program for directors.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 2009 all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis.

COMPENSATION COMMITTEE MATTERS

Introduction

The Compensation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are described below and set forth in the Compensation Committee Charter, which is available on the Company’s website at www.altria.com/governance. The current members of the Committee are: Thomas F. Farrell II (Chair); Elizabeth E. Bailey; Gerald L. Baliles; Robert E. R. Huntley; and Thomas W. Jones.

Compensation Committee Interlocks and Insider Participation

During 2009, none of our executive officers served on the board of directors or compensation committee of another entity one or more of whose executive officers served as a member of our Board of Directors or Compensation Committee. Governor Baliles’s employer, the Miller Center of Public Affairs, is affiliated with the University of Virginia. For a discussion of our relationship with the University of Virginia, see “Related Person Transactions and Code of Conduct” below. Other than the foregoing, no member of the Compensation Committee at any time during 2009 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction.

Compensation Committee Procedures

Scope of Authority

The responsibilities of the Compensation Committee are set forth in its charter and include, among other duties, the responsibility to:

•

make recommendations to the Board with respect to incentive compensation plans and equity-based plans, to administer and make awards under such plans and to review the cumulative effect of its actions;

•

review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, to evaluate the performance of our Chief Executive Officer in light of these goals and objectives and to determine and approve the compensation of our Chief Executive Officer based on this evaluation;

•	review and approve the compensation of all executive officers;

•	monitor compliance by executives with our stock ownership guidelines;

•

review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become Chief Executive Officer and to evaluate and approve candidates to fill other senior executive positions;

•	review and discuss with management our Compensation Discussion and Analysis; and

•	produce and approve the Compensation Committee’s annual report for inclusion in our annual proxy statement.

In accordance with its charter, the Compensation Committee may delegate its authority to subcommittees or the chair of the Committee when it deems appropriate, unless prohibited by law, regulation or New York Stock Exchange listing standards.

Processes and Procedures

The Compensation Committee’s primary processes and procedures for establishing and overseeing executive compensation are described in the Compensation Discussion and Analysis on pages 27 through 60 of this proxy statement. These processes and procedures include:

•

Meetings. The Compensation Committee meets several times each year, including five times in 2009. The chair of the Committee, in consultation with the other members, sets meeting agendas. The Committee reports its actions and recommendations to the Board.

•

Role of Consultants. As part of our annual compensation process, management engages Hewitt Associates (“Hewitt”) to conduct a survey of Compensation Survey Group companies. See page 30 for a description of the companies included in the Compensation Survey Group and the criteria and process for their selection. The survey collects both compensation and benefit data and competitive practices. The data is reviewed by the Committee to help it assess competitive levels of pay and the competitive mix of pay elements. In addition, management engages Hewitt to provide competitive compensation and benefit information primarily from public filings, including annual proxy filings, by companies within our Compensation Survey Group. This data, which focuses on chief executive officer pay, is reviewed by the Committee. Hewitt neither makes recommendations with respect to decisions to be made by the Committee nor attends Committee meetings.

•

Role of Executive Officers. Each year, our Chief Executive Officer presents to the Compensation Committee his compensation recommendations for our senior executive officers that report directly to him. The Committee reviews and discusses these recommendations with our Chief Executive Officer and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The Chief Executive Officer has no role in setting his own compensation.

Compensation Committee Report for the Year Ended December 31, 2009

To Our Shareholders:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 27 through 60 of this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Thomas F. Farrell II, Chair

Elizabeth E. Bailey

Gerald L. Baliles

Robert E. R. Huntley

Thomas W. Jones

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Compensation Discussion and Analysis

Executive Compensation Objectives and Design Principles

Our executive compensation program, like all other organizational strategies at Altria, is designed to promote our corporate Mission, which is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. In pursuing our Mission, we have established the following goals for Altria and its subsidiary companies:

•	Invest in Leadership: We will invest in excellent people, leading brands and external stakeholders important to our business success.

•	Align with Society: We will actively participate in resolving societal concerns that are relevant to our business.

•	Satisfy Adult Consumers: We will convert our deep understanding of adult tobacco consumer needs into better, more creative and more satisfying products.

•	Create Substantial Value for Shareholders: We will execute our business plans to create sustainable growth and generate substantial returns for shareholders.

Our values guide our behavior as we pursue our Mission and our goals. Our values include Integrity, Trust and Respect; Passion to Succeed; Executing with Quality; Driving Creativity into Everything We Do; and Sharing with Others.

Our executive compensation program creates a framework for all executives to pursue our Mission and the above goals, while guided by these values, and it includes a system of performance metrics to assess success in those efforts. Specifically, our program is intended to satisfy the following objectives:

•	promote pursuit of business strategies that are aligned with society, are executed with integrity and create substantial value for shareholders;

•

reward quality of execution by making a significant portion of the compensation of our executives dependent on the achievement by the Company and the individual of financial and other key strategic goals;

•	align the interests of shareholders and executives through equity-based long-term incentive awards and stock ownership guidelines;

•	support our ability to attract, develop and retain world-class leaders; and

•	promote internal fairness and a disciplined qualitative and quantitative assessment of performance.

The elements of our executive compensation program serve these objectives, taking into account the specific needs of our businesses and embodying the following design principles:

•	a mix of fixed and at-risk variable compensation, with a lower proportion of fixed compensation the higher the organizational level of the executive;

•	a mix of annual and long-term compensation to reward appropriately the achievement of both annual goals and objectives and long-term performance aspirations; and

•

a mix of cash and equity compensation that seeks to discourage actions that are solely driven by our stock price to the detriment of strategic goals and to minimize the potential dilutive nature of equity compensation on shareholder value.

Role of the Compensation Committee

The Compensation Committee of our Board reviews and approves our executive compensation program. In approving the final design of each element of our program, as well as determining the precise level of the total compensation and benefit package awarded, the Compensation Committee:

•	exercises its good faith business judgment of the best interests of the Company in setting the level of compensation within pre-approved ranges;

•	reviews historical delivery of the value of the compensation program versus the design to confirm that actual compensation is consistent with the intent of the program; and

•	reviews total compensation design to assure that the various ranges remain appropriately externally competitive, are applied with internal equity and continue to meet the objectives described above.

Further, the Compensation Committee continually considers whether the design of the executive compensation program, as a whole or any specific aspect of it, encourages unnecessary or excessive risk-taking. The Compensation Committee believes that neither the program’s design nor the discrete elements of executive compensation encourage senior management, including the named executive officers, to assume unnecessary or excessive risks. The following risk-mitigating features of the executive compensation program, while not intended to be exhaustive, contribute to the Compensation Committee’s conclusion:

•	balanced mix of fixed versus at-risk variable compensation, annual versus long-term compensation and cash versus equity compensation;

•

objective performance factors reviewed for annual and long-term cash incentive awards, coupled with the Compensation Committee’s discretion to approve awards at lower than target or provide no awards at all;

•	stock ownership guidelines that remain in place throughout an executive’s career;

•	policy providing for the adjustment or recovery of executive compensation in certain situations, including but not limited to when payments or awards are based on incorrect financial statements; and

•	emphasis on compliance and behavior consistent with the Company’s Mission, goals and values with respect to individual performance assessment.

Expanding beyond the executive compensation program, the Company believes that risks arising from our compensation policies and practices for our employees and the employees of our subsidiaries are not likely to have a material adverse effect on the Company.

2009 Shareholder Survey

At the request of the Compensation Committee, the Company engaged Rivel Research Group in late 2009 to conduct a telephone survey with certain institutional shareholders to explore their views of our executive compensation program. By capturing shareholder views on the design principles behind the overall program as well as shareholder insights into select executive compensation elements, the survey provided meaningful data as to how our shareholders assess the success of our program in promoting the Mission goals of investing in leaders and creating substantial value for our shareholders. At the time of the survey, the 50 participating institutional shareholders represented approximately 18% of the Company’s outstanding shares and 31% of the Company’s active institutional ownership.

A significant majority of survey participants expressed satisfaction with our executive compensation strategy, key design principles and the compensation elements surveyed (base salary, annual cash incentive awards, long-term cash incentive awards, long-term equity incentive awards and stock ownership guidelines). They positively highlighted the following features of our program:

•	long-term focus and alignment with the interests of shareholders, as evidenced by an emphasis on long-term equity incentive awards and stock ownership guidelines;

•	appropriate mix of incentive vehicles, both from the perspective of annual versus long-term compensation as well as from the perspective of cash versus equity compensation;

•

connection of base salary and other compensation elements to the principle of pay-for-performance, particularly in providing a lower proportion of fixed compensation to an executive as he or she rises within the organization; and

•	use of appropriate financial measures in determining annual and long-term cash incentive awards.

In addition to this positive feedback, some survey participants commented on other aspects of our executive compensation program for potential improvement. For example, some participants suggested that we consider using overlapping cycles instead of a discrete three-year cycle for our cash long-term incentive plan, which could allow for more flexibility in adjusting targets if business conditions fluctuate.

The Compensation Committee is considering all of the feedback received from this focused engagement of key shareholders as part of its ongoing analysis of the effectiveness of the executive compensation program. Further, the Compensation Committee, having concluded that this survey fulfilled its purpose, will consider conducting additional surveys in the future regarding our executive compensation program.

Role of Consultants

As in past years, management engaged Hewitt in 2009 to provide certain survey data and similar information regarding executive compensation matters. Hewitt does not develop the parameters for the information it provides, does not provide advice or recommendations to the Compensation Committee on the amount or form of executive or director compensation and does not attend Compensation Committee meetings. The Compensation Committee has not separately engaged a compensation consultant.

Hewitt’s most significant role in 2009 was to conduct the Total Compensation Measurement Study survey, which collects both compensation and benefits data and summarizes competitive practices. The data is reviewed by the Compensation Committee to help it assess competitive levels of pay and competitive mix of pay elements of the executive compensation program. Hewitt also provides competitive chief executive officer compensation and benefit information, primarily from public filings, on companies within the Compensation Survey Group. The Compensation Committee reviews this data in considering compensation of the Company’s Chief Executive Officer. In addition, Hewitt provides background information on companies as reference for evaluating our Compensation Survey Group. Hewitt also provides other discrete executive compensation-related information to management on an as-requested basis.

Company management also engaged Hewitt on limited non-executive compensation matters in 2009. Those matters included non-executive compensation and benefits benchmarking as well as an overview of Brazilian compensation practices in light of the Company’s acquisition of ProfiGen do Brasil, a UST subsidiary. Neither management nor the Compensation Committee believes that the non-executive services provided by Hewitt create any conflict of interest or prevent Hewitt from being objective in providing survey results and other data relating to executive compensation.

Benchmarking

Compensation Strategy

Our executive compensation program is designed to deliver total compensation upon attainment of performance targets at levels between the 50th and the 75th percentiles of compensation paid to executives in the Compensation Survey Group, described below. This approach has been critical to pursuing our Mission and goals through the attraction and retention of world-class leaders and has contributed to low executive turnover across all of our businesses. Actual awards can exceed the 75th percentile or be below the 50th percentile depending on business and individual performance in relation to performance targets.

Compensation Survey Group and Altria Peer Group

We annually compare our executive compensation program with the programs of the companies in the Compensation Survey Group. The purpose of this annual review is to assure that our executive compensation program supports our ability to attract and retain executive talent. When determining the companies to include in the Compensation Survey Group, the Compensation Committee focuses on companies that compete with us for talent and meet the following criteria:

•	are direct competitors; or

•	have similar market capitalization; or

•	are primarily focused on consumer products (excluding high technology and financial services); and

•	have business generally focused within the United States.

Based on these criteria, the Compensation Committee included the following companies in the 2009 Compensation Survey Group:

3M Company	Kellogg Company
Abbott Laboratories	Kimberly-Clark Corporation
Bristol-Myers Squibb Company	Kraft Foods Inc.
Campbell Soup Company	Lorillard, Inc.
Colgate-Palmolive Company	McDonald’s Corporation
ConAgra Foods, Inc.	Merck & Co., Inc.
Eli Lilly and Company	PepsiCo, Inc.
Fortune Brands, Inc.	Reynolds American Inc.
General Mills, Inc.	Sara Lee Corporation
The Hershey Company	Wyeth

The Compensation Committee removed Wyeth from the group in the latter part of 2009 following Wyeth’s acquisition by Pfizer Inc. Further, the Compensation Committee added Philip Morris International Inc. (“PMI”) to the group for 2010 because, although PMI does not meet all the criteria described above, we compete with that company for executive talent.

The Altria Peer Group is a subset of the Compensation Survey Group that we use, along with major external indices (e.g., S&P 500), to assess financial performance for variable compensation purposes. The 2009 Altria Peer Group consists of 13 U.S.-headquartered consumer product companies that compete with our tobacco operating subsidiaries or otherwise have been selected on the basis of revenue or market capitalization:

Campbell Soup Company	Kimberly-Clark Corporation
Colgate-Palmolive Company	Kraft Foods Inc.
ConAgra Foods, Inc.	Lorillard, Inc.
Fortune Brands, Inc.	PepsiCo, Inc.
General Mills, Inc.	Reynolds American Inc.
The Hershey Company	Sara Lee Corporation
Kellogg Company

Summary of Executive Compensation Program

The table below summarizes the individual elements and objectives of the 2009 executive compensation program for the Company’s Chairman and Chief Executive Officer and the other officers included in the Summary Compensation Table, referred to as our “named executive officers.” In addition to the objectives noted for each element of compensation, the program is designed to attract and retain world-class leaders.

2009 Executive Compensation Program

Element	Summary Description	Objective
Annual Compensation
Base Salary (1)	Fixed cash compensation based on named executive officer’s role at the Company.	• Provide financial stability • Recognize individual role and performance

Annual Incentive Awards (2)	Annual cash-based incentive plan. Target award amounts expressed as a percentage of annual base salary. Actual payouts may be higher or lower than target, based on business and individual performance.	• Recognize annual Company financial and strategic performance • Recognize individual performance

Long-Term Incentive Compensation
Equity Awards (2)	Restricted stock usually vesting after three years.	• Align named executive officer’s interests with shareholders • Recognize individual performance and advancement potential • Build stock ownership

Long-Term Incentive Plan (2)	Three year cash-based incentive plan based on three year financial and strategic goals. Target award amounts expressed as a percentage of cumulative base salary. Actual payouts may be higher or lower than target, based on business and individual performance.	• Align named executive officer’s interests with shareholders • Recognize long-term Company financial and strategic performance • Recognize long-term individual performance

Element	Summary Description	Objective
Post-Termination Benefits and Change in Control Payments
Defined Benefit Plans (1)	Provide for the continuation of a portion of total annual cash compensation at the conclusion of a named executive officer’s career. Generally, employees hired prior to January 1, 2008 are eligible to participate.	•	Provide opportunity for financial security in retirement

Defined Contribution Plans (1)	Cash contribution by the Company based on a formula relating to operating profit (capped at 15% of eligible compensation).	• •	Provide opportunity for financial security in retirement Provide additional opportunity to build stock ownership

Change in Control Payments	Change in Control provisions as outlined in the 2005 Performance Incentive Plan.	•	Allow named executive officer to focus on delivering shareholder value in a period of uncertainty

Termination Payments	For certain types of involuntary separations, potential for severance benefits (including continuation of base salary for up to 12 months based on years of service).	•	Provide opportunity for protection upon unexpected event

Perquisites (1)	For the Chairman & CEO, personal use of Company aircraft up to $300,000 and home security system for safety and security purposes. For other named executive officers, annual financial counseling allowance and leased Company car.	• •	Provide a modest compensation supplement Security of the Chairman & CEO

Other Benefits (1)	Medical coverage and other welfare benefits.	•	Promote health and financial security

(1)	Fixed compensation

(2)	Variable compensation

Design Mix of Executive Compensation Program

Our executive compensation program is comprised of both fixed and variable elements. The table below compares the Company’s mix of compensation and benefits for salary bands A and B to the 75th percentile of the Compensation Survey Group. The comparison reflects the Company’s design principles set forth above: lower proportion of fixed compensation the higher the organizational level; a mix of annual and long-term compensation; and a mix of cash and equity compensation. In 2009, Mr. Michael E. Szymanczyk, Chairman of the Board and Chief Executive Officer, was in salary band A. The other named executive officers – Mr. David R. Beran, Mr. Martin J. Barrington, Mr. Craig A. Johnson and Ms. Denise F. Keane – were in salary band B.

Altria 2009 Design Mix of Executive Compensation Program

versus the Compensation Survey Group

Compensation and Benefit Elements	Salary Band A		Salary Band B
	Design %	Compensation Survey Group (1) %	Design %	Compensation Survey Group (1) %
Fixed Elements (2)
Base Salary	13%	10%	19%	19%
Benefits	8%	5%	10%	7%
Perquisites	3%	<1%	<1%	1%
Variable Elements (3)
Annual Incentives	20%	19%	17%	22%
Equity Awards	34%	37%	28%	32%
Long-Term Incentive Plan	22%	29%	26%	19%

(1)	75th percentile of the Compensation Survey Group as shown in Hewitt’s 2009 Total Compensation Measurement Study.

(2)	The design mix percentages of our fixed elements of compensation are calculated based on the following factors: The base salary percentages represent the average of the salary range minimum and maximum. The benefit percentages represent the average annual value of retirement, healthcare, disability and death benefits and are based on the methodology employed by Hewitt in its 2009 Total Compensation Measurement Study. The actual value for any given year will vary based on, among other things, each named executive officer’s age and years of covered service. These benefit percentages are not intended to represent the total value of benefits earned over a career and payable upon retirement. The perquisite percentages represent actual 2009 personal use of Company aircraft and home security for Mr. Szymanczyk (salary band A), and financial counseling and executive leased car limits for executives in salary band B.

(3)	The design mix percentages of our variable elements of compensation are calculated based on the following factors: The annual incentive percentages represent the target value for each salary band. The equity award and Long-Term Incentive Plan percentages are based on the methodology employed by Hewitt in its 2009 Total Compensation Measurement Study.

2009 Elements of Executive Compensation Program

The Compensation Committee considers various factors in approving the amount of each element of compensation. One common factor influencing elements such as base salary increases, annual incentive awards and long-term incentive awards is individual performance. Each executive, including our named executive officers, is rated on a five-point scale, with only the top three ratings (“Good,” “Exceeds” and “Spectacular”) generally establishing eligibility for an increase or award. In accordance with our objective of a disciplined qualitative and quantitative performance assessment process, approximately 50% of the overall population receive a rating of “Good” or less, 40% receive a rating of “Exceeds,” and 10% receive a rating of “Spectacular.” Executives who achieve their annual objectives receive a rating of “Good.”

Base Salary

Base salary is the principal fixed annual element of executive compensation and is intended to provide financial stability to our executives. The Compensation Committee considers a number of factors when reviewing and setting base salaries for named executive officers, including each executive’s individual performance rating, level of responsibility, experience, the relationship between base salaries paid to other Company executives and the position of the executive’s base salary within the applicable base salary range. In addition, as appropriate, the Compensation Committee compares the base salaries paid to our executive officers to the base salaries paid to executive officers holding comparable positions at other companies in the Compensation Survey Group. Rather than assigning a numerical weight to each factor, the Compensation Committee analyzes all factors in the aggregate in reaching base salary determinations for our named executive officers.

Base salaries are relevant in establishing annual and long-term incentive award payouts and factor into retirement, group life insurance and certain other benefits available to all salaried employees. Base salaries typically are reviewed on an annual basis and increases generally are effective March 1. Historically, the Chairman and Chief Executive Officer’s salary has been adjusted every other year.

The 2009 base salary range for each of the Company’s named executive officers was as follows:

	2009 Base Salary Range
Salary Band	Minimum	Maximum
A	$910,000	$2,090,000
B	480,000	1,100,000

Annual Incentives

The Annual Incentive Award program is a cash-based, pay-for-performance plan for management employees, including our named executive officers. Each participant has an award target, which is based on salary band and expressed as a percentage of base salary. The award target is established during the annual benchmarking process and is paid when both business and individual results are achieved at planned levels of performance. The 2009 Annual Incentive Award target percentages and target award ranges for executives in salary bands A and B were as follows:

2009 Annual Incentive Award Target Percentages and Target Award Ranges (1)

Salary Band	Award Target %	Target Award Ranges Associated with Individual Performance Rating
		Good	Exceeds	Spectacular
A	150%	128% – 158%	158% – 200%	217% – 292%
B	90%	77% – 95%	95% – 120%	130% – 175%

(1)	The award target percentage is stated as a percentage of base salary. Annual incentive target award ranges are stated as a percentage of base salary and assume that business results are at planned levels of performance reflected by an assigned performance rating of 100. These are target ranges only. There is no guarantee that an individual will receive an award. Actual awards paid vary based on an assessment of actual business performance and individual performance.

In December of each year, the Compensation Committee reviews the financial and strategic performance of the Company, as well as the performance of each of our businesses for that year. For 2009, the financial performance factors considered by the Compensation Committee at the operating company level included operating company income, discretionary cash flow (defined as net cash provided by operating activities less capital expenditures), net revenue and market share. At the corporate level, the performance factors also included net earnings, total shareholder return (“TSR”) and earnings per share (“EPS”). Based on its review, the Compensation Committee assigns Annual Incentive Award ratings that are used to determine the size of the incentive award pool. Businesses that perform at planned levels of performance receive a rating of 100. Depending on performance, Annual Incentive Award ratings can range from 0 to 130.

In 2009, Altria and its companies successfully navigated a challenging economic environment as well as substantial tobacco excise tax increases that negatively impacted tobacco volumes. Altria delivered strong financial results despite these significant challenges. Altria grew its adjusted diluted EPS(1) by 6.1% to $1.75 per share and increased its dividend by 6.3%, reflecting the underlying financial strength of its businesses. Altria’s TSR was 39.1% in 2009, which outpaced the S&P 500’s return. Altria is one of only five companies whose TSR has exceeded the S&P 500’s return every year for the last ten years.

In January 2009, Altria completed the strategic acquisition of UST and its two primary subsidiaries, U.S. Smokeless Tobacco Company (“USSTC”), the world’s leading manufacturer and marketer of smokeless tobacco products, and Ste. Michelle Wine Estates (“Ste. Michelle”), a leading premium wine producer in the United States. The UST integration was substantially completed by the end of 2009. The Company also reshaped its corporate structure last year to improve effectiveness and speed of execution, and also to continue reducing costs. Three central support organizations – Altria Client Services, Altria Sales & Distribution and Altria Consumer Engagement Services – efficiently provided support to the operating companies enabling them to focus on brand management and manufacturing. In addition to the efficiencies achieved from this internal reorganization, Philip Morris USA (“PM USA”) also continued to reduce cigarette-related infrastructure ahead of volume declines, which included the 2009 closure of its manufacturing facility in Cabarrus, North Carolina.

PM USA’s Marlboro achieved a 41.8% retail share of the cigarette category, despite pricing dislocations caused by competitive promotional discount spending after the federal excise tax increase. The combined retail share of USSTC’s Copenhagen and Skoal returned to growth as the brands responded well to the actions taken to build their respective franchises, which included the successful launch of Copenhagen Long Cut Wintergreen. The Black & Mild brand of John Middleton continued its strong retail share performance by growing its share of the machine-made large cigar category by 1.3 share points to 29.9%. Ste. Michelle remained one of the fastest growing top-ten wine producers in the United States.

In total, the Altria family of companies delivered $398 million in cost savings in 2009, which contributed to a total cost savings of $1.0 billion against its multi-year $1.5 billion cost reduction program. These cost reductions have benefited shareholders by increasing earnings, improving efficiencies and allowing resources to be deployed in brand building initiatives, all of which strengthen the long-term financial profile of the Company.

Altria and its companies continue to work to understand and address current and emerging societal alignment and reputational issues. To that end, we supported the enactment of the Family Smoking

(1)	A reconciliation of Adjusted Diluted Earnings Per Share (excluding special items) to a corresponding GAAP measure is included in the Company’s earnings release furnished to the Securities and Exchange Commission on Form 8-K on January 28, 2010.

Prevention and Tobacco Control Act (“FSPTCA”), which established a regulatory structure and standards for the manufacturing and marketing of tobacco products that is intended to provide important benefits for consumers. To coordinate compliance efforts with the provisions of the new law, we established a Regulatory Affairs department that reports directly to the Company’s Chief Compliance and Administrative Officer. Further, we extended our Compliance and Records Management programs and related services to additional subsidiaries, including John Middleton, Philip Morris Duty Free, Altria Sales & Distribution and Altria Consumer Engagement Services. We also achieved significant milestones from a Compliance and Records Management standpoint with respect to USSTC and Ste. Michelle.

Taking these factors into account, the Compensation Committee assigned an Annual Incentive Award rating of 115 to the Company and used the 115 rating to determine the following 2009 award planning ranges for salary bands A and B:

2009 Annual Incentive Award Actual Ranges (1)

Award Ranges Associated with Individual Performance Rating
Salary Band	Good	Exceeds	Spectacular
A	147% – 182%	182% – 230%	250% – 336%
B	89% – 109%	109% – 138%	150% – 201%

(1)	Annual Incentive Award actual ranges are stated as a percentage of base salary and reflect the 115 Annual Incentive Award rating approved by the Compensation Committee. There is no guarantee that an individual will receive an award.

Long-Term Incentives

We award long-term incentives to senior executives through a combination of cash-based long-term performance incentive awards and equity awards, primarily restricted stock. The mix of these awards, which varies based on salary band, focuses executives on TSR, long-term operational performance and progress against strategic and societal objectives while remaining sensitive to shareholder dilution concerns. The long-term incentives are based on the performance of the Company in total as opposed to the performance of each operating company.

2008-2010 Long-Term Cash Incentive Awards

The 2008-2010 performance cycle of the Long-Term Incentive Plan (“LTIP”) rewards achievement of key financial and strategic performance measures that are intended to create substantial value for shareholders. The primary financial measures are TSR and adjusted diluted EPS relative to the Compensation Survey Group, Altria Peer Group and the S&P 500. In addition, the Compensation Committee assesses key strategic measures that it believes will contribute to TSR.

We currently use three-year long-term performance cycles that are end-to-end and do not overlap, which is consistent with the strategic planning cycle employed by our businesses. Awards are payable to executives in cash at the end of each three-year cycle and are based on an assessment of overall corporate and individual performance during the award cycle. Each executive has an award target based on his or her salary band, normally expressed as a percentage of cumulative year-end base salaries over the three-year cycle.

As established at the beginning of the performance cycle in 2008, the LTIP award target percentages and target award ranges for executives in salary bands A and B for the 2008-2010 performance cycle are as follows:

Long-Term Incentive Plan Award Target Percentages and Target Award Ranges (1)

Salary Band	Award Target %	Target Award Ranges Associated with Individual Performance
		Below	Achieves	Above
A	250%	0% – 225%	225% – 275%	275% +
B	200%	0% – 180%	180% – 220%	220% +

(1)	The award target percentage is stated as a percentage of cumulative year-end base salaries over the three-year performance cycle. Target award ranges are stated as a percentage of cumulative year-end base salaries over the three-year performance cycle and assume that business results are at planned levels of performance reflected by an assigned performance rating of 100. Different ranges apply at other business performance ratings. These are target ranges only. There is no guarantee that an individual will receive an award.

At the conclusion of each performance cycle, the Compensation Committee considers our TSR and adjusted diluted EPS results over this time period and qualitatively assesses our performance against the strategic measures communicated to participants at the beginning of the performance cycle. Based on its assessment, the Compensation Committee assigns a rating used to determine the dollar amount of the LTIP award pool. The specific LTIP rating can range from 0 to 130.

No payments were made in 2009, because the current LTIP cycle began on January 1, 2008 and is scheduled to end on December 31, 2010.

Equity Awards

Equity awards are intended to enhance the retention of executives and their commitment to increasing long-term shareholder value and building stock ownership. The Company has awarded shares of restricted or deferred stock rather than stock options since 2003 because they:

•	establish a relationship between our cost and the value ultimately delivered to executives that is both more direct and more visible than stock options; and

•

require the use of substantially fewer shares than stock options to deliver equivalent value, resulting in an annual Company run rate (number of stock options, restricted and deferred shares granted in the calendar year as a percentage of all shares outstanding) in 2009 of 0.3% and a total 2009 year-end overhang (number of unexercised stock options and unvested deferred stock as a percentage of all shares outstanding) of 0.8%.

Equity awards generally vest three or more years after the date of the award, subject to earlier vesting on death, disability or normal retirement. The multi-year vesting period provides us with a means of both retaining and motivating executives and promoting long-term performance aspirations. Recipients receive cash dividends or dividend equivalents on unvested shares of restricted or deferred stock in order to more fully align the interests of executives with those of our shareholders.

The Compensation Committee reviews and approves equity award recommendations annually at its January meeting. The awards are granted on the date of approval. The value of shares awarded is based on an evaluation of each executive’s performance and potential to advance within the organization. The number of shares awarded is based on the fair market value of our stock on the date of grant.

For 2009, the equity award ranges for our named executive officers in salary band B were as follows:

2009 Equity Award Ranges

Individual Performance
Salary Band	Good	Exceeds	Spectacular
B	$885,000 – $1,475,000	$1,475,000 – $1,843,800	$1,843,800 – $2,212,500

The Compensation Committee historically has exercised discretion in making equity awards for the Chairman and Chief Executive Officer (salary band A) based on a cumulative equity award strategy and its assessment of competitive data. With respect to Mr. Szymanczyk, the Compensation Committee reviewed an analysis of various equity award scenarios, including past practices of those companies within the Compensation Survey Group, in order to establish both an appropriate range of awards as well as an appropriate cumulative equity award size over his expected period of service as Chairman and Chief Executive Officer. The Compensation Committee also took into account Mr. Szymanczyk’s individual performance as described below.

Perquisites

The perquisites that the Company provides to its named executive officers are modest, representing 3% of salary band A compensation and less than 1% of salary band B compensation. The perquisites received by our named executive officers in 2009 are set forth in the “All Other Compensation” table below. In addition to these perquisites, our named executive officers received the same benefits that were provided to our employees generally. For reasons of security and personal safety, Mr. Szymanczyk is required to use Company aircraft for all air travel. Pursuant to a time-sharing agreement that took effect in 2009, Mr. Szymanczyk reimburses the Company for annual personal aircraft usage in excess of $300,000. Mr. Szymanczyk does not make personal use of a company driver or automobile. The Compensation Committee considers the value of Mr. Szymanczyk’s personal aircraft usage in determining his total annual compensation.

Post-Termination Benefits and Change in Control Payments

The Company provides post-termination benefits to the named executive officers including retirement benefits and payments upon change in control or termination of employment.

Retirement Benefits

The named executive officers participate in certain qualified and non-qualified retirement plans, which the Committee believes promote executive retention and provide the opportunity for financial security in retirement. These retirement benefits are discussed in more detail in the narrative following the Pension Benefits table (pages 54-57) and the Non-Qualified Deferred Compensation table (page 58).

Change in Control Payments

Our 2005 Performance Incentive Plan provides for the vesting and acceleration of certain elements of compensation upon a change in control. This structure will best ensure that executives can focus on delivering shareholder value during a period of uncertainty. The details of these provisions are discussed in the “Payments Upon Change in Control or Termination of Employment” section (pages 59-60).

Termination Payments

The Severance Pay Plan for Salaried Employees is intended to provide an opportunity for financial protection against the unexpected event of an involuntary termination of employment. The details of this plan also are discussed in the “Payments Upon Change in Control or Termination of Employment” section.

2009 Executive Compensation Decisions

The assessment of the individual performance of each of our named executive officers in 2009 is discussed below. Based on this assessment and the plan design described in “2009 Elements of Executive Compensation Program,” the Compensation Committee approved the compensation paid or awarded to our named executive officers included in the compensation tables. In the case of each executive, individual awards were within the performance-based ranges specified for each element of compensation discussed above.

Mr. Michael E. Szymanczyk. Mr. Szymanczyk served as Chairman of the Board and Chief Executive Officer of the Company. Under his leadership, Altria delivered strong financial results, including a TSR of 39.1%, adjusted diluted EPS growth of 6.1% and cost reductions of $398 million. The Company achieved those results while at the same time undergoing significant organizational restructuring, also led by Mr. Szymanczyk. The Company acquired UST on January 6, 2009 and substantially completed its integration activities by year-end. Two new service companies, Altria Sales & Distribution and Altria Consumer Engagement Services, were created in June 2009 to improve the effectiveness and speed of execution of the brands of Altria’s tobacco companies in the marketplace. Additionally, Mr. Szymanczyk led the Company’s efforts in supporting the enactment of the FSPTCA in June 2009, which establishes a regulatory structure and standards for the manufacturing and marketing of tobacco products that should provide important benefits for consumers. Lastly, under Mr. Szymanczyk’s leadership, the Company continued to make progress on other societal alignment, compliance, corporate responsibility, regulatory and litigation initiatives.

Mr. David R. Beran. Mr. Beran served as Executive Vice President and Chief Financial Officer of the Company. His responsibilities included oversight of Finance, Information Systems, Purchasing and Philip Morris Capital Corporation. His significant contributions were the attainment of long-term financing following the acquisition of UST, the closing of PM USA’s cigarette manufacturing facility in Cabarrus, North Carolina and the effective integration of UST’s finance and business systems. Mr. Beran also played a critical role in helping Altria’s tobacco operating companies develop pricing strategies related to the federal excise tax increase that took effect on April 1, 2009, which allowed those companies to achieve excellent results in a difficult tax environment.

Mr. Martin J. Barrington. Mr. Barrington served as Executive Vice President and Chief Compliance and Administrative Officer of the Company. While already responsible for Corporate Affairs, Government Affairs, Compliance and Human Resources, Mr. Barrington assumed responsibility for the Regulatory Affairs department established shortly after the enactment of the FSPTCA. He further oversaw the effective integration of UST corporate affairs, government affairs, human resources and compliance work in a financially disciplined way and execution of several successful legislative initiatives during the year.

Mr. Craig A. Johnson. Mr. Johnson served as Executive Vice President of the Company as well as President of PM USA. His responsibilities included oversight of PM USA, USSTC, John Middleton, Altria Sales & Distribution and Altria Consumer Engagement Services. Mr. Johnson provided significant contributions to the integration of USSTC sales, brand management and manufacturing. Additionally, he contributed to the successful closure of PM USA’s Cabarrus manufacturing facility, the resulting expansion of the cigarette manufacturing facility in Richmond, Virginia and the development of processes to manage multiple tobacco categories in a financially disciplined way.

Ms. Denise F. Keane. Ms. Keane served as Executive Vice President and General Counsel of the Company. Her responsibilities included management of all the diverse litigation challenges faced by Altria and its operating companies, including significant tobacco and health litigation at the state and federal levels. Additionally, Ms. Keane led the successful integration of UST legal affairs. She further oversaw the legal support provided to Regulatory Affairs and other functions significantly impacted by the passage of the FSPTCA.

To recognize their significant contributions and encourage retention in critical roles, Mr. Beran, Mr. Barrington and Ms. Keane each received a special restricted stock award effective December 31, 2009. Each award vests in five years. See the “Grants of Plan-Based Awards during 2009” table on page 46 for details.

Additionally, the Compensation Committee increased the base salaries of the named executive officers based on the criteria noted in the “Base Salary” section above as follows:

2009 Base Salary Increases (1)

Named Executive Officer	2008 Salary	2009 Salary	Increase %	Effective Date
Mr. Szymanczyk	$1,200,000	$1,300,000	8.3%	3/1/2009
Mr. Beran	$735,000	$764,400	4.0%	3/1/2009
Mr. Barrington	$675,000	$705,400	4.5%	3/1/2009
Mr. Johnson (2)	$691,500	$740,000	7.0%	2/1/2009
Ms. Keane	$675,000	$705,400	4.5%	3/1/2009

(1)	Effective March 1, 2010, each of the following named executive officers received a merit increase resulting in base salaries as follows: Mr. Beran, $810,300; Mr. Barrington, $747,700; Mr. Johnson, $769,600; and Ms. Keane, $737,100. Upon an annual review by the Compensation Committee, Mr. Szymanczyk did not receive an increase to his base salary.

(2)	Mr. Johnson was promoted February 1, 2009, and received a 3% promotional increase to his base salary in addition to his 4% merit increase.

Role of Altria’s Chief Executive Officer

Mr. Szymanczyk presented compensation recommendations to the Compensation Committee for each named executive officer other than himself. The Compensation Committee reviewed and discussed these recommendations with him, taking into account the factors noted elsewhere in this discussion and, exercising its discretion, made final compensation decisions with respect to the compensation of those executives. Mr. Szymanczyk did not make recommendations or otherwise have any role in setting his own compensation and never attended the Compensation Committee meetings when his compensation was discussed.

Stock Ownership Guidelines and Restriction on Hedging

We have established stock ownership guidelines under which an executive is expected to hold common stock until their termination of employment in an amount equal to a multiple of their base salary as determined by their position. These guidelines are expressed as a number of shares and a dollar value. Ownership requirements can be satisfied by meeting the lesser of the required number of shares or dollar value. The guidelines are based on the applicable multiple of the salary in effect as of the beginning of the year in which the executive became subject to the guidelines and are set at 12 times base salary for salary band A and 6 times base salary for salary band B. The required number of shares is calculated by multiplying the applicable multiple by the base salary and then dividing by the current stock price. The required dollar value is based on the current value of stock owned. For the purpose of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control, including restricted and deferred stock, but does not include unexercised stock options. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. As of December 31, 2009, all of our named executive officers were on target to satisfy their stock ownership requirement within the required timeframe. Our named executive officers are not permitted to engage in hedging activities with respect to our stock.

Tax and Accounting Considerations

In addition to our executive compensation objectives and design principles, we also consider tax and accounting treatment when designing our program. An important tax consideration is Section 162(m) of the Internal Revenue Code, which limits our ability to deduct compensation paid to covered officers for tax purposes to $1.0 million annually. Covered officers include the principal executive officer and the Company’s next three highest paid executive officers, other than the Company’s principal financial officer. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. We have taken appropriate actions, to the extent feasible, to preserve the deductibility of annual and long-term cash incentive awards and equity awards. The restricted stock grants that the Compensation Committee awarded to our covered officers in January 2009 and the 2009 Annual Incentive Awards were subject to, and made in accordance with, performance-based compensation arrangements previously implemented that were intended to qualify as tax-deductible. However, notwithstanding this general policy, the Compensation Committee has authorized, and continues to retain the discretion to authorize, other payments that may not be deductible if it believes that they are in the best interests of our shareholders. Such determinations include, for example, payment of a base salary to an officer that exceeds $1.0 million, with the result that a portion of such officer’s base salary exceeds the deductibility limit. In addition, a covered officer’s compensation has exceeded the $1.0 million deductibility limit because of other elements of annual compensation, such as vesting of restricted or deferred stock granted before 2007, other non-performance-based stock grants, dividends or dividend equivalents paid on certain restricted or deferred stock and perquisites.

Policy Regarding the Adjustment or Recovery of Compensation

We have adopted a policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board or an appropriate committee of the Board determines that, as a result of a restatement of our financial statements, an executive has received more compensation than would have been paid absent the incorrect financial statements, the Board or its committee, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of restricted stock or deferred stock awards and outstanding stock options, adjusting the future compensation of such executive and dismissing or taking legal action against the executive, in each case as the Board or its committee determines to be in the best interests of the Company and our shareholders. The Board has designated the Compensation Committee to implement this policy.

Summary Compensation Table

The following table sets forth information concerning the cash and non-cash compensation of our named executive officers for 2009, 2008 and 2007. The compensation of Messrs. Beran, Barrington and Johnson and Ms. Keane is not shown for 2007 because they were not named executive officers for that year.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards Grant Value (1)	Non-Equity Incentive Plans		Change in Pension Value		All Other Compensation (4)	Total
				Annual Incentive Plan	Long-Term Incentive Plan (2)
		$	$	$	$	$		$	$
Michael E. Szymanczyk,	2009	1,283,333	4,212,500	3,000,000	—	3,452,126		496,203	12,444,162
Chairman of the Board and	2008	1,200,000	6,656,709	2,800,000	—	4,144,336	(3)	963,449	15,764,494
Chief Executive Officer, Altria Group, Inc.	2007	1,190,000	2,200,598	2,150,000	2,760,000	2,272,209		716,367	11,289,174

David R. Beran,	2009	759,500	4,200,351	1,200,000	—	1,386,156		135,319	7,681,326
Executive Vice President	2008	721,325	1,327,948	950,000	—	2,378,877	(3)	165,838	5,543,988
and Chief Financial Officer, Altria Group, Inc.	2007	—	—	—	—	—		—	—

Martin J. Barrington,	2009	700,333	3,500,186	1,000,000	—	747,032		129,639	6,077,190
Executive Vice President	2008	662,500	1,000,183	825,000	—	561,371	(3)	186,398	3,235,452
and Chief Compliance & Administrative Officer, Altria Group, Inc.	2007	—	—	—	—	—		—	—

Craig A. Johnson,	2009	735,958	1,200,057	850,000	—	1,035,308		145,394	3,966,717
Executive Vice President,	2008	685,650	2,600,083	825,000	—	1,183,612	(3)	158,264	5,452,609
Altria Group, Inc. and President, Philip Morris USA Inc.	2007	—	—	—	—	—		—	—

Denise F. Keane,	2009	700,333	3,000,228	900,000	—	768,586		133,050	5,502,197
Executive Vice President	2008	662,500	1,000,183	825,000	—	857,018	(3)	160,615	3,505,316
and General Counsel, Altria Group, Inc.	2007	—	—	—	—	—		—	—

(1)	The amount in the Stock Awards Grant Value column is the grant date fair value of stock awards determined pursuant to FASB Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 2 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. For Messrs. Beran and Barrington and Ms. Keane amounts include a special restricted stock award on December 31, 2009 as follows: Mr. Beran, $2,500,186; Mr. Barrington, $2,000,030; and Ms. Keane, $1,500,072. See “Grants of Plan-Based Awards during 2009” for further details.

(2)	There was no non-equity LTIP payout in 2009. The current LTIP cycle was established in 2008 to cover the performance cycle of January 1, 2008 to December 31, 2010. The 2007 amount for Mr. Szymanczyk reflects payment made upon termination of the 2007-2009 performance cycle of the LTIP on December 31, 2007 as a result of the spin-off of PMI.

(3)

As a result of changes made effective January 1, 2008 in the Company’s supplemental pension arrangements, the change in pension value for 2008 was calculated on an adjusted basis to ensure a consistent reporting method. Specifically, as explained in the narrative accompanying the Pension Benefits table, before January 1, 2008, the Company provided the named executive officers and certain other executives with current cash payments (“Target Payments”) rather than unfunded supplemental pension plan accruals. Effective January 1, 2008, Target Payments were eliminated and replaced by unfunded accruals under the Benefit Equalization Plan (“BEP”). This change from year-to-year cash payments to pension plan accruals resulted in a change in the method for determining the present value of benefits. For 2007, the amounts in this column reflect the changes during the year in the present value of benefits under defined benefit plans reported in the Pension Benefits table plus the Target Payments for that year. For 2008, since Target Payments for these named executive officers were no longer payable, the amounts shown in this column simply reflect the change in the present value of benefits under the defined benefit plans listed in the Pension Benefits table. For consistency, the 2008 change was measured by the difference in present values (as determined in the manner described in footnote 2 of the Pension Benefits table) at the end of year 2007 and 2008 pension measurement dates assuming that the plan design in place at the 2008 measurement date, including the post-2004 accruals under the BEP, had also been in place on the 2007 measurement date.

Absent applying the consistent approach described above in determining the 2008 increases in pension values, differences in the methods used for determining end of year 2007 and 2008 present values would overstate the increase in the value of benefits attributable to employment during 2008. The Target Payments were accounted for as an annual compensation expense, while the BEP present values anticipate the effects of future events, such as early retirement eligibility. For Mr. Szymanczyk the 2008 increment that would have resulted if a consistent approach had not been used is $6,277,784; for Mr. Beran the increment is $7,227,983; for Mr. Barrington the increment is $1,005,894; for Mr. Johnson the increment is $410,480; and for Ms. Keane the increment is $660,408. The consistent approach applied in determining the “Change in Pension Value” shown in the Summary Compensation Table excludes these increments in order to more accurately reflect the actual 2008 change.

(4)	Details of All Other Compensation for each of the named executive officers appear in the All Other Compensation table shown below.

All Other Compensation

Named Executive Officer	Year	Target Payments in lieu of Defined Contribution Plan Participation (a)	Allocation to Defined Contribution Plans (b)	Reimbursement for Taxes on Assets Held for Retirement (c)	Personal Use of Company Aircraft (d)	Car Expenses (e)	Financial Counseling Services	Security (f)	Relocation (g)	Total
		$	$	$	$	$	$	$	$	$
Michael E. Szymanczyk	2009	—	192,500	—	300,000	—	—	3,703	—	496,203
	2008	—	180,000	208,860	572,259	—	—	2,330	—	963,449
	2007	153,269	29,500	164,925	359,579	—	—	9,094	—	716,367

David R. Beran	2009	—	113,925	—	—	18,394	3,000	—	—	135,319
	2008	—	108,199	28,600	—	19,789	9,250	—	—	165,838
	2007	—	—	—	—	—	—	—	—	—

Martin J. Barrington	2009	—	105,050	—	—	14,589	10,000	—	—	129,639
	2008	—	99,375	15,786	—	16,846	10,000	—	44,391	186,398
	2007	—	—	—	—	—	—	—	—	—

Craig A. Johnson	2009	—	110,394	—	—	25,000	10,000	—	—	145,394
	2008	—	102,847	20,443	—	24,974	10,000	—	—	158,264
	2007	—	—	—	—	—	—	—	—	—

Denise F. Keane	2009	—	105,050	—	—	18,000	10,000	—	—	133,050
	2008	—	99,375	31,548	—	19,692	10,000	—	—	160,615
	2007	—	—	—	—	—	—	—	—	—

(a)	The amount shown is the Target Payment amount paid to Mr. Szymanczyk in early 2008 in lieu of continued participation during 2007 in our supplemental defined contribution plans.

(b)	The amounts shown are for Company allocations to tax-qualified and, for 2008 and 2009, non-qualified supplemental defined contribution plans.

(c)	The amounts shown are reimbursements during the year reported for taxes on a portion of prior year earnings on assets held in trusts of or paid to individual named executive officers. These assets and reimbursement payments offset amounts otherwise payable by us or our operating subsidiaries for vested pre-2005 benefits under supplemental retirement plans and are not intended to increase total promised benefits. No payments were made in 2009, because these payments were discontinued after 2008.

(d)	For reasons of security and safety, Mr. Szymanczyk is required to use Company aircraft for all air travel. The Compensation Committee considers the value of Mr. Szymanczyk’s personal aircraft usage in determining his total annual compensation. Pursuant to a time-sharing agreement that took effect in 2009, Mr. Szymanczyk now reimburses the Company for annual personal aircraft usage in excess of $300,000. The amounts shown are the incremental cost of personal use of Company aircraft and include the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips and flight crew salaries) are not included. Mr. Szymanczyk is responsible for his own taxes on the imputed taxable income resulting from personal use of the Company aircraft.

(e)	Mr. Szymanczyk does not make personal use of a Company driver or automobile. For Messrs. Beran, Barrington and Johnson and Ms. Keane, amounts include the annual cost of providing a leased vehicle and operating expenses, including insurance, maintenance and repairs. Executives are responsible for their own taxes on the imputed taxable income resulting from personal use of Company cars and car expenses.

(f)	Includes the costs associated with Company-provided home security systems.

(g)	The amount shown is associated with Mr. Barrington’s repatriation from Switzerland in 2007.

Grants of Plan-Based Awards during 2009

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Annual Incentive Plan (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Michael E. Szymanczyk,	2009	—	1,950,000	10,000,000
Chairman of the Board and Chief
Executive Officer, Altria Group, Inc.	1/27/2009				250,000	4,212,500

David R. Beran,	2009	—	687,960	10,000,000
Executive Vice President and	1/27/2009				100,900	1,700,165
Chief Financial Officer, Altria Group, Inc.	12/31/2009				126,720	2,500,186

Martin J. Barrington,	2009	—	634,860	10,000,000
Executive Vice President and
Chief Compliance &	1/27/2009				89,030	1,500,156
Administrative Officer, Altria Group, Inc.	12/31/2009				101,370	2,000,030

Craig A. Johnson,	2009	—	666,000	10,000,000
Executive Vice President,
Altria Group, Inc. and President, Philip
Morris USA Inc.	1/27/2009				71,220	1,200,057

Denise F. Keane,	2009	—	634,860	10,000,000
Executive Vice President and	1/27/2009				89,030	1,500,156
General Counsel, Altria Group, Inc.	12/31/2009				76,030	1,500,072

(1)	The numbers in these columns represent the range of potential awards as of the time of the grant. Actual awards paid under the Non-Equity Annual Incentive Plan for 2009 are found in the Annual Incentive Plan column of the Summary Compensation Table.

(2)	All named executive officers received restricted stock awards on January 27, 2009. The grant date fair market value shown for the awards was determined by using the average of the high and the low trading prices of our stock on the grant date. On January 27, 2009, the average of the high and low trading prices of our stock was $16.85. The closing price of our stock on that date was $16.93. The restricted stock awards granted on January 27, 2009 are scheduled to vest on February 9, 2012. Dividends on restricted stock are paid quarterly throughout the restriction period.

On December 15, 2009, the Compensation Committee granted Messrs. Beran and Barrington and Ms. Keane special restricted stock awards to be issued on December 31, 2009, which recognize their contributions to the Company and encourage retention in their key roles. These awards vest five years after the grant date, which is longer than the typical three year vesting period for regular annual grants. On December 31, 2009, the average of the high and low trading prices of our stock was $19.73. The closing price of our stock on that date was $19.63.

In addition, on January 26, 2010, each of our named executives received restricted stock awards, with respective grant date fair values as follows: Mr. Szymanczyk, 250,000 shares, $4,975,000; Mr. Beran, 87,940 shares, $1,750,006; Mr. Barrington, 80,410 shares, $1,600,159; Mr. Johnson, 62,820 shares, $1,250,118; and Ms. Keane, 77,890 shares, $1,550,011. On January 26, 2010, the average of the high and low trading prices of our stock was $19.90. The closing price of our stock on that date was $19.96.

This table does not reflect any grants under the LTIP for 2009 because the 2008-2010 LTIP performance cycle commenced on January 1, 2008 and will conclude on December 31, 2010.

Outstanding Equity Awards (Altria) as of December 31, 2009

Name and Principal Position	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Michael E. Szymanczyk,	38,373	16.905	1/31/2011	1/27/2009	250,000	4,907,500
Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	138,166	16.164	1/31/2011	4/23/2008	200,000	3,926,000
	54,837	16.164	6/12/2011	1/30/2008	94,538	1,855,781
	40,844	18.423	6/12/2011	1/31/2007	33,564	658,861
	49,022	19.359	6/12/2011

David R. Beran,				12/31/2009	126,720	2,487,514
Executive Vice President and Chief Financial Officer, Altria Group, Inc.				1/27/2009	100,900	1,980,667
				1/30/2008	57,045	1,119,793
				1/31/2007	20,253	397,566

Martin J. Barrington,				12/31/2009	101,370	1,989,893
Executive Vice President and Chief Compliance & Administrative Officer, Altria Group, Inc.				1/27/2009 1/30/2008	89,030 42,965	1,747,659 843,403
				1/31/2007	11,166	219,189

Craig A. Johnson,				1/27/2009	71,220	1,398,049
Executive Vice President, Altria Group, Inc. and President, Philip Morris USA Inc.				4/23/2008	67,330	1,321,688
				1/30/2008	47,252	927,557
				1/31/2007	18,228	357,816

Denise F. Keane,	33,960	11.161	6/12/2011	12/31/2009	76,030	1,492,469
Executive Vice President and General Counsel, Altria Group, Inc.				1/27/2009	89,030	1,747,659
				1/30/2008	42,965	843,403
				1/31/2007	10,686	209,766

(1)	These awards are scheduled to vest according to the following schedule:

Grant Date	Vesting Schedule
12/31/09	100% of award vests on 12/31/14.
1/27/09	100% of award vests on 2/9/12.
4/23/08	100% of award vests on 4/23/13.
1/30/08	100% of award vests on 2/11/11.
1/31/07	100% of award vests on 2/12/10.

(2)	Dividends and dividend equivalents earned in 2009 on outstanding Altria restricted and deferred stock awards for each of our named executive officers were as follows: Mr. Szymanczyk, $763,095; Mr. Beran, $235,221; Mr. Barrington, $188,973; Mr. Johnson, $269,320; and Ms. Keane, $188,339.

(3)	Based on the closing market price of Altria’s common stock on December 31, 2009 of $19.63.

Outstanding Equity Awards (Kraft) as of December 31, 2009

(Altria equity awards granted before 2007 were split into Altria and Kraft equity awards upon the 2007 spin-off of Kraft by Altria)

Name and Principal Position	Option Awards				Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael E. Szymanczyk,	26,554		26.780	1/31/2011
Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	95,614		25.606	1/31/2011
	37,948		25.606	6/12/2011
	28,264		29.185	6/12/2011
	33,924		30.668	6/12/2011
	32,260	(2)	31.000	6/12/2011

David R. Beran,	5,810	(2)	31.000	6/12/2011
Executive Vice President and Chief Financial Officer, Altria Group, Inc.

Martin J. Barrington, Executive Vice President and Chief Compliance & Administrative Officer, Altria Group, Inc.

Craig A. Johnson,	6,300	(2)	31.000	6/12/2011
Executive Vice President, Altria Group, Inc. and President, Philip Morris USA Inc.

Denise F. Keane,	23,501		17.681	6/12/2011
Executive Vice President and General Counsel, Altria Group, Inc.	5,970	(2)	31.000	6/12/2011

(1)	As of December 31, 2009, Kraft restricted and deferred shares vested and are no longer outstanding.

(2)	On February 23, 2007, outstanding Kraft stock options issued by Altria to executives who were not employed by Kraft at the time of the grant were converted to cash-settled stock appreciation rights. Otherwise, the terms and conditions, grant price and expiration date remain unchanged.

Outstanding Equity Awards (PMI) as of December 31, 2009

(Altria equity awards granted before 2008 were split into Altria and PMI equity awards upon the 2008 spin-off of PMI by Altria)

	Option Awards			Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Michael E. Szymanczyk,	40,843	42.326	6/12/2011	1/31/2007	33,564	1,617,449
Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	49,021	44.477	6/12/2011

David R. Beran,				1/31/2007	20,253	975,992
Executive Vice President and Chief Financial Officer, Altria Group, Inc.

Martin J. Barrington,				1/31/2007	11,166	538,090
Executive Vice President and Chief Compliance & Administrative Officer, Altria Group, Inc.

Craig A. Johnson,				1/31/2007	18,228	878,407
Executive Vice President, Altria Group, Inc. and President, Philip Morris USA Inc.

Denise F. Keane,	41,699	23.203	1/31/2011	1/31/2007	10,686	514,958
Executive Vice President and General Counsel, Altria Group, Inc.	33,959	25.643	6/12/2011

(1)	These awards are scheduled to vest according to the following schedule:

Grant Date	Vesting Schedule
1/31/07	100% of award vests on 2/12/10.

(2)	Dividends and dividend equivalents earned in 2009 on outstanding PMI deferred stock awards for each of our named executive officers were as follows: Mr. Szymanczyk, $75,183; Mr. Beran, $45,367; Mr. Barrington, $25,012; Mr. Johnson, $40,831; and Ms. Keane, $23,937.

(3)	Based on the closing market price of PMI’s common stock on December 31, 2009 of $48.19.

Stock Option Exercises and Stock Vested (Altria) during 2009

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael E. Szymanczyk,	309,001	1,081,713	29,650	491,449
Chairman of the Board and Chief Executive Officer, Altria Group, Inc.

David R. Beran,	146,744	810,572	17,860	296,030
Executive Vice President and Chief Financial Officer, Altria Group, Inc.

Martin J. Barrington,	25,908	165,508	8,900	147,518
Executive Vice President and Chief Compliance & Administrative Officer, Altria Group, Inc.

Craig A. Johnson,	—	—	14,830	245,807
Executive Vice President, Altria Group, Inc. and President, Philip Morris USA Inc.

Denise F. Keane,	64,295	505,915	9,440	156,468
Executive Vice President and General Counsel, Altria Group, Inc.

On February 12, 2010, vesting restrictions lapsed for the following Altria restricted and deferred stock awards granted in 2007 with a value on the vest date as follows: Mr. Szymanczyk, 33,564 shares, $656,847; Mr. Beran, 20,253 shares, $396,351; Mr. Barrington, 11,166 shares, $218,519; Mr. Johnson, 18,228 shares, $356,722; and Ms. Keane, 10,686 shares, $209,125.

Stock Option Exercises and Stock Vested (Kraft) during 2009

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael E. Szymanczyk, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	—	—	20,518	514,386

David R. Beran, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	101,547	765,671	12,359	309,840

Martin J. Barrington, Executive Vice President and Chief Compliance & Administrative Officer, Altria Group, Inc.	—	—	6,159	154,406

Craig A. Johnson, Executive Vice President, Altria Group, Inc. and President, Philip Morris USA Inc.	—	—	10,262	257,268

Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	28,857	322,926	6,532	163,757

Stock Option Exercises and Stock Vested (PMI) during 2009

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael E. Szymanczyk, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	382,383	2,681,451	29,650	1,074,961

David R. Beran, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	118,064	2,540,842	17,860	647,514

Martin J. Barrington, Executive Vice President and Chief Compliance & Administrative Officer, Altria Group, Inc.	25,906	552,795	8,900	322,670

Craig A. Johnson, Executive Vice President, Altria Group, Inc. and President, Philip Morris USA Inc.	—	—	14,830	537,662

Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	50,057	621,377	9,440	342,247

On February 12, 2010, vesting restrictions lapsed for the following PMI restricted and deferred stock awards derived from Altria stock awards granted in 2007 with a value on the vest date as follows: Mr. Szymanczyk, 33,564 shares, $1,646,818; Mr. Beran, 20,253 shares, $993,713; Mr. Barrington, 11,166 shares, $547,860; Mr. Johnson, 18,228 shares, $894,357; and Ms. Keane, 10,686 shares, $524,309.

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of service over the named executive officer’s full career with the Company. The increments related to 2009 are reflected in the “Change in Pension Value” column of the Summary Compensation Table above or, in the case of defined contribution plans, the “Allocation to Defined Contribution Plans” column of the All Other Compensation table.

PENSION BENEFITS

Name and Principal Position	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2) (3) ($)	Payments During Last Fiscal Year
Michael E. Szymanczyk, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Altria Retirement Plan	19.17	853,597	—
	Benefit Equalization Plan - Pre-2005	14.17	5,553,146	—
	Benefit Equalization Plan - Post-2004	29.17	16,102,224	—
	Supplemental Management Employees’ Retirement Plan	20.08	2,579,141	—
David R. Beran,	Altria Retirement Plan	33.58	1,637,805	—
Executive Vice President and	Benefit Equalization Plan - Pre-2005	28.58	2,193,404	—
Chief Financial Officer,	Benefit Equalization Plan - Post-2004	33.58	10,753,230	—
Altria Group, Inc.
Martin J. Barrington,	Altria Retirement Plan	16.67	612,402	—
Executive Vice President and	Benefit Equalization Plan - Pre-2005	11.67	1,087,026	—
Chief Compliance &	Benefit Equalization Plan - Post-2004	16.67	2,110,530	—
Administrative Officer, Altria Group, Inc.
Craig A. Johnson,	Altria Retirement Plan	18.75	748,424	—
Executive Vice President,	Benefit Equalization Plan - Pre-2005	13.75	1,204,719	—
Altria Group, Inc. and	Benefit Equalization Plan - Post-2004	18.75	4,233,377	—
President, Philip Morris USA Inc.
Denise F. Keane,	Altria Retirement Plan	33.00	1,598,966	—
Executive Vice President and	Benefit Equalization Plan - Pre-2005	28.00	2,743,305	—
General Counsel,	Benefit Equalization Plan - Post-2004	33.00	5,586,746	—
Altria Group, Inc.

(1)	As of December 31, 2009, each named executive officer’s total years of service with the Company was as follows: Mr. Szymanczyk, 21.00 years; Mr. Beran, 33.58 years; Mr. Barrington, 16.67 years; Mr. Johnson, 18.75 years; and Ms. Keane, 33.00 years. Years shown in this column are only those taken into account for benefit accrual purposes under the named plan. Additional years may count for purposes of vesting or early retirement eligibility. Differences between each named executive’s total service and the credited service shown for each plan result from prior transfers between entities sponsoring the various plans or, as applicable to Mr. Szymanczyk, participation in the Supplemental Management Employees’ Retirement Plan (“SERP”), as described below. The SERP and Benefit Equalization Plan (“BEP”) - Post-2004 present value shown for Mr. Szymanczyk includes $8,722,787 attributable to years of service credited in excess of his actual years of service and $43,960 attributable to the unreduced benefit described in the discussion of his SERP agreement below.

(2)

The amounts shown in this column are based on a single life annuity and otherwise use the same assumptions applied for year-end 2009 financial disclosure under FASB authoritative guidance relating to retirement benefits, except that (i) the BEP - Post-2004 amounts for Mr. Szymanczyk, Mr. Beran and Mr. Johnson are based on the lump sum required to purchase an annuity providing the after-tax equivalent of the post-2004 pension component of that plan assuming an annuity interest rate of 4.25%, (ii) the BEP amounts for Mr. Barrington and Ms. Keane are based on a lump sum form of payment assuming an interest rate of 4.25% and (iii) in accordance with Securities and Exchange Commission requirements all benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement. See Note 18 to our Consolidated Financial Statements in our 2009 Annual Report for a description of the financial accounting assumptions referred to above. As a result of payments previously made to or for certain employees, including our named executive officers, who were eligible for contributions to individual trusts, our liabilities or those of our operating subsidiaries under the BEP - Pre-2005 or the SERP will be less than shown in the table. Our liability for accrued BEP - Post-2004 pension benefits (and, for Mr. Szymanczyk, post-2004 additional benefits under the SERP) will also be less than that reflected in this column because it is also reduced by the portion of the accumulated value, at the employee’s retirement or other termination of employment, of prior Target Payments attributed to supplemental pension benefits. The amounts by which these prior payments reduce our liabilities will fluctuate over time with investment performance and as credits for the amounts previously paid are reduced to reflect payments to cover taxes on earnings on these amounts. For further discussion, see “Defined Benefit Plans” below.

(3)	In addition to the benefits reflected in this column, we generally provide a survivor income benefit (“SIB”) allowance to the surviving spouse and eligible children of an employee who dies while covered by the Altria Retirement Plan (“Retirement Plan”) and who retires prior to April 1, 2012. In the case of the death of a married employee who has begun receiving benefits, SIB payments to the surviving spouse are only available with respect to those plans under which payments are being made in the form of a single life annuity. The surviving spouse becomes entitled, four years after the employee’s death, to a SIB allowance equal to the amount the spouse would have received had the employee begun receiving monthly payments under the Retirement Plan (and, to the extent applicable, under the BEP and SERP) in the form of a joint and 50% survivor annuity.

The present values of such post-retirement SIB benefits for the named executive officers with spouses who would be eligible, assuming their spouses survived them, based on the same mortality and other assumptions used to derive the present values for pension plan benefits, are as follows: Mr. Szymanczyk, $274,849; Mr. Beran, $163,595; and Ms. Keane, $23,345. Mr. Barrington and Mr. Johnson currently are not projected to be eligible for such SIB benefits. In the case of the pre-retirement death of a married employee prior to age 61, a pre-retirement death benefit in the form of a SIB allowance of 25% of the deceased employee’s base compensation may commence beginning four years after the employee’s death, if the surviving spouse has not remarried. This benefit is reduced by the amount of any pre-retirement survivor allowance payable to the surviving spouse under the Retirement Plan, BEP and SERP, and is generally payable in the form of a monthly annuity until the earlier of remarriage or the first day of the month in which the employee would have attained age 65. If the spouse has not remarried and the deceased employee had completed at least five years of service, the SIB allowance beginning after age 65 and payable for the life of the surviving spouse, when combined with the pre-retirement survivor allowance, is equal to the amount the surviving spouse would have received if the employee had continued to work to age 65 at the same base compensation in effect on the date of death, retired and began receiving payments under the Retirement Plan (and the BEP and the SERP, if applicable) in the form of a joint and 50% survivor annuity.

Defined Benefit Plans

Named executive officers, along with other salaried employees, participate in the Retirement Plan, a tax-qualified defined benefit pension plan. In addition, named executive officers and other executives participate in the BEP and the SERP, which are unfunded supplemental plans providing benefits in excess of those provided under the Retirement Plan. Additional information regarding the plans follows.

Retirement Plan

The majority of our salaried employees are covered by the Retirement Plan, a funded tax-qualified non-contributory pension plan. Generally, salaried employees hired prior to January 1, 2008 (including all of our current named executive officers) are eligible to participate. This plan provides our salaried employees with annual, lifetime pension benefits based on the following formula:

•	1.75% of the employee’s highest average annual compensation (annual base salary plus cash incentive) during a period of 60 consecutive months during the last 120 months of employment; minus

•	0.30% of such compensation up to the applicable Social Security covered compensation amount; times

•	years of credited service (up to a maximum of 35).

Social Security-covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches age 65.

For an employee who completes 30 years of service, this translates into providing payments equivalent to an annual pension of approximately 52.5% of annual compensation. This “replacement ratio” is approximately 61.25% for an employee with the maximum credited service of 35 years.

This pension benefit amount is expressed as a single life annuity payable commencing at normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the employee’s death and/or for commencement of payments before attaining normal retirement age. Employees who terminate employment before age 55 with vested benefits may elect to commence payment of their accrued pensions after attaining age 55. For such employees, the election to commence payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 55 or older, the reduction for early commencement is 6% for each year by which the benefit commencement precedes age 60. Mr. Johnson and Mr. Barrington currently are eligible for such reduced early retirement benefits.

If an employee is at least age 55 or older with 30 years of service or age 60 or older with five years of service, the annuity immediately payable on early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for such an early retirement benefit is a substantial increase in the present value of the pension. Mr. Szymanczyk, Mr. Beran and Ms. Keane currently are eligible for such unreduced early retirement benefits.

BEP Pension

Tax laws applicable to the Retirement Plan limit the five-year average annual compensation that can be taken into account under that plan. As a result of these or certain other tax requirements, only a portion of the benefits calculated under the Retirement Plan described above can be paid to the named executive officers and a number of other employees from the Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, all of the named executive officers accrue supplemental pension benefits under the BEP (“BEP Pension”). As described below under “Pension-Related Payments,” these accruals are calculated taking into account certain payments made to executives before 2008. BEP Pension accruals relating to periods after 2005 are paid in a lump sum following retirement. Distribution of the pre-2005 supplemental plan benefits are subject to the BEP Pension terms applicable on December 31, 2004.

During 2006, the Compensation Committee decided to limit pension benefits for executives in salary bands A and B. This decision altered pension benefits as follows: the annual cash incentive compensation considered for purposes of pension determinations as described above was limited to the lesser of either (i) actual annual cash incentive or (ii) annual cash incentive at an Annual Incentive Award rating of 100 and individual performance rating of “Exceeds.” This limitation does not apply to any executive who was age 55 or older at December 31, 2006. The current named executive officers subject to this limit are Mr. Beran, Mr. Barrington, Mr. Johnson and Ms. Keane. The 2009 annual incentive awards paid in early 2010 were $1,200,000 for Mr. Beran, $1,000,000 for Mr. Barrington, $850,000 for Mr. Johnson and $900,000 for Ms. Keane. Of these amounts, $756,756 for Mr. Beran, $698,346 for Mr. Barrington, $732,600 for Mr. Johnson and $698,346 for Ms. Keane will be recognized for purposes of future pension calculations. Also, in January 2008 the Compensation Committee provided that the present value of Mr. Szymanczyk’s accrued pension (tax-qualified and supplemental) would not exceed $30,000,000. Mr. Szymanczyk’s accrued pension as of December 31, 2009 is not affected by this maximum.

SERP

The SERP provides a framework for certain other retirement benefits that cannot be paid under the Retirement Plan because of tax limitations and are not covered by the BEP. The benefits provided under the SERP to any individual employee are determined in accordance with the provisions of an agreement between the individual and the Company.

During 2002, we entered into a SERP agreement with Mr. Szymanczyk as a retention incentive. This incentive provided that if Mr. Szymanczyk continued employment until age 55, he would be credited with an additional five years of benefit service for all purposes and receive his pension benefit without reduction for early commencement of payments. For employment beyond age 55, he would be credited with two years of benefit service for each year of service until age 60. Mr. Szymanczyk attained age 60 in January 2009. Mr. Szymanczyk is the only named executive officer who participates in the SERP. Mr. Szymanczyk’s SERP benefit is included in determining the amount subject to the $30,000,000 limit noted above.

Pension-Related Payments

Beginning in 1996 and through 2007, a number of our employees (including our named executive officers) were eligible for funding payments that could be made either to individual trusts established by the employee or directly to the employees themselves. The accumulated value of these payments offset pre-2005 vested benefits promised under the BEP Pension and SERP that would otherwise be payable at or after the employee’s retirement. The payments were not intended to increase total promised benefits, but rather to provide greater parity among employees with respect to the funded status of their benefits and to neutralize any perceived recruitment and retention disincentives presented by substantial unfunded retirement benefit arrangements.

In response to changes in applicable tax laws, changes were made to the arrangement and accruals under the BEP Pension and the SERP. The allocations for those plans ceased in years 2005 to 2007 for a number of employees, including all of our named executive officers. For 2005 through 2007, employees received annual Target Payments which were calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits they would have earned had they remained covered by the BEP Pension and the SERP. As with the funding payments noted above, the Target Payments were not intended to represent an increase from the benefits previously promised to employees. The pre-2005 supplemental plan benefits promised to employees remained in place.

During 2008, the Compensation Committee determined, in light of changed circumstances, to discontinue the Target Payments with respect to periods after December 31, 2007. Effective January 1,

2008, our named executive officers and other employees affected by the discontinuance of Target Payments again began to receive accruals under the BEP Pension and SERP. In order to account for the prior arrangements without creating duplicative benefits, the amended BEP provides for a pension benefit based on all of an employee’s creditable service and compensation, but only to the extent such benefit exceeds the sum of:

•	pre-2005 supplemental plan benefits;

•	the portion of the accumulated value of prior Target Payments attributable to supplemental pension payments; and

•	our tax-qualified pension plan benefits.

Non-Qualified Deferred Compensation

Name and Principal Position	Plan Name	Executive Contributions in 2009 ($)	Registrant Contributions in 2009 ($) (1)	Aggregate Earnings in 2009 ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2009 ($) (3)
Michael E. Szymanczyk, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Benefit Equalization Plan	—	160,000	71,472	—	1,623,258

David R. Beran, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	Benefit Equalization Plan	—	81,425	27,953	—	603,076

Martin J. Barrington, Executive Vice President and Chief Compliance & Administrative Officer, Altria Group, Inc.	Benefit Equalization Plan	—	72,550	25,917	—	564,393

Craig A. Johnson, Executive Vice President, Altria Group, Inc. and President, Philip Morris USA Inc.	Benefit Equalization Plan	—	77,894	30,627	—	683,957

Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	Benefit Equalization Plan	—	72,550	27,561	—	617,363

(1)	The amounts in this column consist of Company contributions to the non-qualified BEP for deferred profit-sharing purposes earned in 2009, which will be credited to the participant’s account as of the last business day of February 2010.

(2)	The amounts in this column consist of amounts credited as earnings for 2009 on BEP account balances. These amounts do not constitute above-market earnings and are not included in amounts reported in the Summary Compensation Table.

(3)

The aggregate balances shown include allocations reported in the Summary Compensation Table for previous years for Mr. Szymanczyk, $913,425; for Mr. Beran, $77,699; for Mr. Barrington, $68,875; for Mr. Johnson, $72,347; and for Ms. Keane, $68,875. Additional allocations in years when these individuals were not named executive officers included in the Summary Compensation Table were: for Mr. Szymanczyk, $146,353; for Mr. Beran, $335,451; for Mr. Barrington, $327,024; for Mr. Johnson, $385,586; and for Ms. Keane, $349,253. As a result of payments made to trusts established by the named executive officers, as described in the narrative text below, our liabilities are less than the amounts shown in the table. Amounts credited for 2005 through 2007 under the

2008 amended BEP (including earnings adjustments on such amounts through December 31, 2007) are not reflected in the aggregate balances and liabilities for these amounts will be satisfied from Target Payments previously made and reported. See the narrative text below for further information concerning the 2008 supplemental retirement plan changes.

Defined Contribution Plans

The named executive officers participate in the Company’s broad-based, tax-qualified defined contribution plan, the Deferred Profit-Sharing Plan for Salaried Employees (“DPS Plan”) and the deferred profit-sharing portion of the BEP (“BEP DPS”), the unfunded supplemental plan.

DPS Plan

The majority of our salaried employees are eligible for the tax-qualified DPS Plan. Under the DPS Plan, the Company makes a contribution on behalf of each participant for each year. Participants may also defer up to 15 percent of their eligible compensation on a pre-tax or after-tax basis into the plan, subject to plan and tax-qualification limits. The Company contribution is determined by a formula relating to operating profit (but is capped at 15 percent of each DPS participant’s eligible compensation), which has generally resulted in the contribution for any participant (notwithstanding the tax law limit described below) equaling 15 percent of the participant’s eligible compensation for the year. For purposes of the DPS Plan, eligible compensation for named executive officers is the amount reported as salary in the Summary Compensation Table. Participants may receive their benefits under the DPS Plan upon termination of employment in a lump sum, as a deferred lump sum payment or in installments over a period of years not to exceed their life expectancy.

BEP DPS

The BEP DPS provides benefits that supplement those that are provided under the DPS Plan. Applicable tax laws limit the amount of compensation that can be taken into account under the DPS Plan for any year and impose other limits on the amounts that can be allocated to individuals. A participant whose salary was more than that amount or who was otherwise affected by tax law limits is entitled to an amount generally equal to the additional benefits the participant would have received under the DPS Plan but for the application of the tax law limits. Accordingly, bookkeeping accounts reflecting this additional amount have been maintained under the BEP DPS for the named executive officers and other affected participants. A further notional allocation is made annually to reflect the amount credited to the participant’s account under the BEP DPS assuming the account was invested in the Interest Income Fund maintained under the DPS Plan. The Interest Income Fund that was used as an earnings measure under the BEP DPS is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2009, produced earnings at a rate of approximately 3.62%. BEP DPS allocations relating to periods after 2005 are paid in a lump sum following retirement. Distribution of the pre-2005 supplemental plan benefits is subject to the BEP DPS terms applicable on December 31, 2004.

As with the BEP Pension benefit, between 1996 and 2007, our named executive officers and other executive officers received payments that were made directly to them or to individual trusts and that offset the pre-2005 BEP DPS allocations. When BEP Pension and SERP accruals ceased for 2005 through 2007, BEP DPS allocations ceased as well, and the named executive officers and other officers received Target Payments for 2005 through 2007 in lieu of BEP DPS allocations. The reinstated BEP that was effective January 1, 2008 also included reinstatement of the BEP DPS. As is noted above, liabilities for amounts credited under the BEP DPS for 2005 – 2007 will be satisfied from Target Payments and the amended BEP provides benefits based on the accumulated value of BEP DPS allocations that would have been made or are made for years after 2004 to the extent they exceed the accumulated value of prior Target Payments attributable to BEP DPS.

Payments Upon Change in Control or Termination of Employment

We do not have individual employment, severance, or change in control agreements with any of our named executive officers. The following arrangements apply in the event of a change in control or certain terminations of employment.

Change in Control Payments

Under the terms of our shareholder-approved 2005 Performance Incentive Plan that applies to all participants, a change in control of the Company would have the following consequences:

•	any stock options or stock appreciation rights would become vested and exercisable;

•	the restrictions on outstanding restricted stock or deferred stock would lapse;

•	unless otherwise determined by the Compensation Committee, awards of the types described in the above two bullets would be cashed out at the change in control price;

•	fully earned but unpaid incentive awards would become payable; and

•

annual and long-term incentive awards for performance cycles not yet completed as of the change in control date would become payable based on a proration (the number of full or partial completed months divided by the total number of months in the performance cycle) of the maximum award opportunity for the cycle.

For these purposes, a change in control occurs: (i) upon an acquisition of 20% or more of either our common stock or the voting power of our voting securities, excluding certain acquisitions involving us or our affiliates or where our beneficial owners continue to meet certain ownership thresholds; (ii) when members of our Board, or thereafter nominated or elected by such members, cease to constitute a majority of our Board; (iii) upon certain reorganizations, mergers, share exchanges, and consolidations involving us; or (iv) upon our liquidation or dissolution, or sale of substantially all of our assets, with limited exceptions. Please refer to the summary of the proposed 2010 Performance Incentive Plan (specifically, page 66) for a discussion of the Company’s modification to the definition of change in control under the proposed plan.

The amounts that would have become payable on a change in control of the Company, as of December 31, 2009, were as follows:

Name	Unvested Deferred and Restricted Stock (1)	Completed 2009 Annual Incentive Cycle (2)	2008-2010 Long-Term Incentive Cycle (3)	Total
Michael E. Szymanczyk	$12,965,591	$8,200,000	$11,400,000	$32,565,591
David R. Beran	$6,961,532	$4,100,000	$5,700,000	$16,761,532
Martin J. Barrington	$5,338,233	$4,100,000	$5,700,000	$15,138,233
Craig A. Johnson	$4,883,516	$4,100,000	$5,700,000	$14,683,516
Denise F. Keane	$4,808,255	$4,100,000	$5,700,000	$14,608,255

(1)	Assumes the change in control price is equal to the closing market price of Altria common stock of $19.63 and PMI common stock of $48.19 on December 31, 2009.

(2)	Assumes the maximum award payable under the annual incentive cash award program in accordance with the Section 162(m) formula approved by the Compensation Committee.

(3)	Assumes the maximum award payable under the LTIP for both 2008 and 2009 in accordance with the Section 162(m) formula approved by the Compensation Committee.

Benefits payable under our retirement plans are discussed above. None of those plans nor any other related agreements provide our named executive officers with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that in the event of a change in control ensure vesting and continuation of profit-sharing contributions for the year of a change in control and the following two years. All named executive officers were already fully vested. Similarly, no special provisions apply to named executive officers with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Termination Payments

In the event of involuntary separation due to reduction in work force or unsatisfactory work performance, our salaried employees, including all of our named executive officers, are eligible for severance benefits under the Severance Pay Plan for Salaried Employees (“Severance Plan”). The Severance Plan provides for severance pay (based on base salary) and continuation of certain benefits of up to 12 months depending on years of service. In order to be eligible for any of these benefits, the employee must execute a general release of claims. Periods for which employees are entitled to severance payments may be counted toward vesting and eligibility for purposes of the Retirement Plan as well as post-retirement medical coverage.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2009

To Our Shareholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2009 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee:

George Muñoz, Chair

Elizabeth E. Bailey

Thomas F. Farrell II

Robert E. R. Huntley

Thomas W. Jones

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Independent Auditors’ Fees

Audit Fees

Aggregate fees, including out-of-pocket expenses, paid to our auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), were comprised of the following (in millions):

	2009 Actual	2008 Actual
Audit Fees (1)	$5.0	$5.1
Audit-Related Fees (2)	0.9	1.5
Tax Fees (3)	0.6	1.5
All Other Fees (4)	0.4	0.1

TOTAL	$6.9	$8.2

(1)	Fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; and (iii) reviews of documents filed with the Securities and Exchange Commission.

(2)	Fees and expenses for professional services rendered by PricewaterhouseCoopers for audit-related services, which include due diligence related to acquisitions and divestitures, employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)	Fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.

(4)	Fees and expenses relating to licensing fees for accounting research and internal audit documentation software and other miscellaneous professional services primarily relating to acquisitions and related integration activities.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

2010 PERFORMANCE INCENTIVE PLAN

Introduction

On February 24, 2010, the Board adopted the 2010 Performance Incentive Plan (the “2010 Plan”), subject to approval of the Company’s shareholders. A copy of the 2010 Plan is attached as Exhibit A. The 2010 Plan is intended to replace the Company’s 2005 Performance Incentive Plan (the “2005 Plan”) when it expires on May 1, 2010. Approximately 34 million shares of common stock remain available for awards under the 2005 Plan and these shares will no longer be available for granting new awards after May 1, 2010 (though certain adjustments and substitutions with respect to awards previously granted will continue to be authorized in limited circumstances described below). The 2010 Plan provides for the issuance of up to 50 million shares of common stock. No stock or stock-based awards will be granted or cash awards paid under the 2010 Plan unless and until it is approved by shareholders.

Your Board believes that the 2010 Plan will form an important part of the Company’s overall compensation program. The 2010 Plan will support the Company’s ongoing efforts to develop and retain world-class leaders for itself and its subsidiaries and affiliates and will give the Company the ability to provide those eligible employees with incentives that are directly linked to the profitability of the Company’s businesses and increases in shareholder value. The 2010 Plan does not allow for repricing of options or similar awards without additional shareholder approval.

Summary of 2010 Plan

The following general description of material features of the 2010 Plan is qualified in its entirety by reference to the provisions of the 2010 Plan set forth in Exhibit A.

Eligibility and Limits on Awards. Salaried employees of the Company, its subsidiaries and its affiliates, who are responsible for, or contribute to, the management, growth and profitability of the Company, its subsidiaries and affiliates, will be eligible to receive awards under the 2010 Plan if the 2010 Plan is approved by shareholders. Such eligible employees include executive officers, senior officers and other key executive and management employees. No determination has been made as to which of those eligible employees (currently, approximately 500) will receive grants under the 2010 Plan, and, therefore, the benefits to be allocated to any individual or to any group of employees are not presently determinable.

The 2010 Plan places limits on the maximum amount of awards that may be granted to any employee in any plan year. Under the 2010 Plan, no employee may receive awards of

•	stock options, stock appreciation rights, and other stock-based awards with values based on spread values that cover in the aggregate more than 3,000,000 shares of common stock in any plan year; and

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restricted stock, restricted stock units, deferred stock units, and other stock-based awards (whose values are not based on spread values) that cover in the aggregate more than 1,000,000 shares of common stock in any plan year.

The total amount of an employee’s annual incentive award (taking into account cash and the fair market value of any common stock payable with respect to an award) may not exceed $10,000,000. Individual long-term incentive awards (taking into account cash and the fair market value of any common stock payable with respect to an award) are limited to $8,000,000 multiplied by the number of years in the applicable performance cycle.

Administration. The Compensation Committee or a subcommittee thereof will administer the 2010 Plan. This Committee will select the eligible employees to whom awards will be granted and will set the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The Compensation Committee has the authority to permit or require the deferral of payment of awards. The Compensation Committee may delegate its authority under the 2010 Plan to officers of the Company, subject to guidelines prescribed by this Committee, but only with respect to employees who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code.

Shares Reserved for Awards. The number of shares of common stock reserved and available for awards under the 2010 Plan will be 50,000,000 (approximately 2.4% of the shares of common stock outstanding as of March 29, 2010). To the extent any award under the 2010 Plan is exercised or cashed out or terminates or expires or is forfeited without payment being made in the form of common stock, the shares subject to such award that were not so paid will again be available for distribution under the 2010 Plan, as will shares that are used by an employee to pay withholding taxes or as payment for the exercise price of an award. If a stock appreciation right award or a similar award based on the spread value of common shares is exercised, only the number of shares of common stock issued, if any, will be considered delivered for the purpose of determining availability of shares for delivery under the 2010 Plan. Unless otherwise determined by the Committee, stock options may be exercised by payment in cash or tendering common stock to the Company in full or partial payment of the exercise price.

Certain Adjustments to Awards. In the event of any transaction or event that affects the common stock, including but not limited to a merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants, the Compensation Committee is authorized to make adjustments or substitutions with respect to the 2010 Plan, the 2005 Plan, the 2000 Performance Incentive Plan, and the 1997 Performance Incentive Plan, and awards granted thereunder. The permitted adjustments and substitutions are only those the Compensation Committee determines are appropriate to reflect the occurrence of such transaction or event, including but not limited to adjustments to the number and kind of securities reserved for issuance under the 2010 Plan, the limits on awards described in the 2010 Plan, performance goals and performance cycles of any outstanding performance-based awards, and the number and kind of securities subject to outstanding awards and, if applicable, the grant or exercise price or spread value of outstanding awards. In the event of any such transaction, the Compensation Committee will also have the following authority:

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to grant awards (including stock options, stock appreciation rights, and other stock-based awards) with a grant price that is less than fair market value on the date of grant (notwithstanding any other provisions of the 2010 Plan that options, stock appreciation rights, and other stock-based awards may not have an exercise price less than fair market value), in order to preserve an existing gain under any similar type of award previously granted by the Company or another entity, to the extent that the existing gain would otherwise be diminished without payment of equivalent compensation to the holder of the award for such diminution;

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to cancel or adjust the terms of an outstanding award (except as otherwise provided under an award agreement), if appropriate to reflect a substitution of an award of equivalent value granted by another entity;

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to make certain adjustments in connection with a spin-off or similar transaction, including (i) imposing restrictions on a distribution with respect to restricted stock or similar awards and (ii) substituting comparable stock options to purchase the stock of another entity or substitution of comparable stock appreciation rights, restricted stock units, deferred stock units or other stock-based awards denominated in the stock of another entity (in which case such stock of another entity will be treated in the same manner as common stock under the 2010 Plan), which may be settled in various forms, as determined by the Compensation Committee, including cash, common stock, stock of another entity or other securities or property; and

•	to provide for payment of outstanding awards in cash (including cash in lieu of fractional awards).

Any adjustments, substitutions or other actions described above which are made or taken in connection with corporate transactions or events described above and which affect outstanding awards previously granted under the 2005 Plan, the 2000 Performance Incentive Plan, and the 1997 Performance Incentive Plan shall be deemed made pursuant to such prior plan under which the award was granted and from shares of common stock reserved under such prior plan rather than from those available for awards under the 2010 Plan.

Annual and Long-Term Incentive Awards. Annual and long-term incentive awards may be granted under the 2010 Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance cycles, established by or under the direction of the Compensation Committee, are met. The performance objectives may vary from participant to participant, group to group and period to period. Awards that are intended to constitute “qualified performance-based compensation” (see discussion of “Federal Income Tax Consequences” below) will be based on satisfaction of performance objectives for one or more of the following: earnings per share, total shareholder return, operating income, net income, revenue, adjusted net earnings, cash flow, return on equity, return on capital, net after-tax operating profit less the cost of capital, fair market value of shares of common stock, operating efficiency, operating expenses, or consummation of acquisitions, dispositions, projects or other specific events or transactions. Awards may be paid in the form of cash, shares of common stock or any combination thereof, as determined by the Committee.

Restricted Stock. Shares of restricted common stock may also be awarded. The restricted stock will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted stock award agreement. Restricted stock awards may be forfeited if, for example, the recipient’s employment terminates before the award vests. Except as specified in the restricted stock award agreement, the holder of a restricted stock award will have all the rights of a holder of common stock on his or her restricted shares, including the right to receive dividends and vote such shares.

Restricted Stock Units/Deferred Stock Units. Units representing the right to receive common stock, cash, or both (as determined by the Compensation Committee) may also be awarded. Restricted stock units and deferred stock units will vest upon the satisfaction of conditions set forth in the respective award agreements. Restricted stock units and deferred stock units may be forfeited if, for example, the recipient’s employment terminates before the award vests. Unless otherwise specified in a restricted stock unit or deferred stock unit award agreement, the holder of a restricted stock unit or deferred stock unit award will have none of the rights of a holder of common stock until shares of common stock are actually delivered in satisfaction of such units.

Stock Options. The 2010 Plan will permit the grant of incentive stock options (“ISOs”), which qualify for special tax treatment, and non-qualified stock options. The exercise price for any stock option will not be less than the fair market value of common stock on the date of grant. No stock option may be exercised more than ten years after the date of grant.

Stock Appreciation Rights (“SARs”). SARs may also be granted either singly or in combination with underlying stock options. SARs entitle the holder upon exercise to receive an amount in any combination of cash or shares of common stock (as determined by the Compensation Committee)

equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of the common stock on the date of grant. No SARs may be exercised more than ten years after the date of grant.

Other Stock-Based Awards. The 2010 Plan also provides for other awards that are denominated in, valued by reference to, or otherwise based on or related to common stock. The terms of grant, purchase, exercise, exchange or conversion of other stock-based awards will be specified by the Compensation Committee. These awards may include, for example, performance shares that entitle the recipient to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of common stock or the cash equivalent thereof. Where the value of such stock-based award is based on the difference between the fair market value of the shares covered by such award and the exercise price, the grant price for such award will not be less than the fair market value on the date of grant. Awards will have a term of no more than ten years.

Dividend and Dividend Equivalents. The Compensation Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

Change in Control Provisions. The 2010 Plan provides that, in the event of a “Change in Control”

•	all stock options and SARs will become fully vested and immediately exercisable; and

•	the restrictions applicable to outstanding restricted stock, restricted stock units, deferred stock units, and other stock-based awards will lapse.

Unless otherwise determined by the Compensation Committee or as required to comply with Section 409A of the Internal Revenue Code, the value of outstanding stock options, SARs, restricted stock, restricted stock units, deferred stock units, and other stock-based awards will be cashed out on the basis of the value of the consideration for common stock paid to other shareholders of the common stock in connection with the change in control transaction, or, if no consideration is paid, the fair market value of a share of common stock immediately prior to a change in control. In addition, outstanding incentive awards will be vested and paid out on a pro-rated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle. The Compensation Committee may also make certain adjustments and substitutions in connection with a change in control or similar transactions or events as described above in “Certain Adjustments to Awards.”

The definition of “Change in Control” in the 2010 Plan is generally the same as in the 2005 Plan. The definition in the 2010 Plan is somewhat more restrictive, however, treating an acquisition of 20% or more of the ownership interest in the Company as a change in control only if the acquisition is accompanied by the presence on the Board of a representative or associate of the 20% or more owner.

Federal Income Tax Consequences

Restricted Stock. The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the stock. The employee may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the employee as a business expense in the year the employee includes the compensation in income.

Restricted Stock Units/Deferred Stock Units. Generally, an employee will not recognize ordinary income until common stock, cash, or other property become payable under the restricted stock unit or deferred stock unit, even if the award vests in an earlier year. The Company will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Non-qualified Stock Options. Non-qualified stock options will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income.

Incentive Stock Options. An employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company, its subsidiaries, or its affiliates from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights. To the extent that the requirements of the Internal Revenue Code are met, there are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in common stock are normally includable in the employee’s gross income for regular income tax purposes. The Company will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common stock payable on the date of exercise.

Other Stock-Based Awards/Incentive Awards. Any cash payments or the fair market value of any common stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deductibility of Awards. Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that awards of stock options, SARs and certain other “performance-based compensation” awards under the 2010 Plan will qualify for the performance-based compensation exception to the deductibility limit.

Deferred Compensation. Any deferrals made under the 2010 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. The Company intends to structure any deferrals and awards under the 2010 Plan to meet the applicable tax law requirements.

Other Tax Consequences. State tax consequences may in some cases differ from those described above. Awards under the 2010 Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

If approved by shareholders, the 2010 Plan will be effective on May 2, 2010, and, except as otherwise provided by your Board, no awards will be made under the 2010 Plan after April 30, 2015. Any awards granted on or before April 30, 2015 may extend beyond the expiration date. The Board may amend the 2010 Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) reprice or otherwise decrease the grant or exercise price of any stock option, SAR or other stock-based award to less than fair market value on the date of grant (except as discussed above under “Certain Adjustment to Awards”) or (ii) increase the number of shares of common stock that may be distributed under the 2010 Plan.

The 2010 Plan provides that an award may not be transferred except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. Other terms and conditions of each award will be set forth in a related award agreement.

It is presently intended that the 2010 Plan constitute an “unfunded” plan for incentive and deferred compensation. The 2010 Plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of the Company’s obligations.

On March 29, 2010, the closing price of the common stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions was $20.65.

The Board recommends a vote FOR the 2010 Performance Incentive Plan, and proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to shares of Altria common stock that may be issued under our existing compensation plans.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Vesting of Deferred Stock (a)		Weighted Average Exercise Price of Outstanding Options (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by shareholders (1)	15,734,944	(2)	$10.74	37,503,282	(3)

(1)	The following plans have been approved by Altria shareholders and have shares referenced in column (a) or column (c): the 1997 Performance Incentive Plan, the 2000 Performance Incentive Plan, the 2000 Stock Compensation Plan for Non-Employee Directors, the 2005 Performance Incentive Plan, and the Stock Compensation Plan for Non-Employee Directors.

(2)	Includes 12,401,903 stock options and 3,333,041 shares of deferred stock.

(3)	Includes 36,668,029 shares available under the 2005 Performance Incentive Plan and 835,253 shares available under the Stock Compensation Plan for Non-Employee Directors, and excludes shares reflected in column (a).

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ending December 31, 2010 and has directed that management submit the selection of independent auditors to shareholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers, and proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

SHAREHOLDER PROPOSALS

PROPOSAL 1 – FOOD INSECURITY AND TOBACCO USE

The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207 claiming beneficial ownership of 178 shares of common stock, together with four co-proponents, submitted the proposal set forth below. The names, addresses, and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

WHEREAS the majority of profits for Altria, including dividends for its shareholders, come from people who use our brands but cannot afford them: those who less-educated and poor. Families with low income, in general, are more likely to experience food insecurity, spend less on food, and spend a larger percentage of available money on tobacco compared with more affluent families (Archives of Pediatrics and Adolescent Medicine 162.11 [November, 2008], 1056).

Studies show that many such people are buying our cigarettes rather than feeding their children because they are addicted to tobacco. Food insecurity is strongly associated with household income. Families with at least one smoker spend 2% to 20% of their income on tobacco. Therefore, household smokers can significantly affect financial resources because most smokers in the United States are poor or near poor. Approximately 13 million children in the US live in food-insecure households, experiencing periods during which they skip meals, are hungry, and even have entire days or longer without eating. These children, and those who may not experience food insecurity directly but live in households with adults who do, demonstrate measurably negative effects on their physical health, neuropsychological development, scores on standardized tests of academic achievement, and quality of life.

The study above found that approximately 23% of households with children included at least one adult smoker. 32% of children in low-income households lived with a smoker compared with 15% of those in more affluent households. Black and Hispanic families had higher rates of child food insecurity in both smoking and nonsmoking households compared with white and other families. The highest rates of food insecurity exist among children living in low-income households with smokers (25% vs 17% for those in low-income homes with and without smokers, respectively; P = .01).

Marlboro menthol is the second most popular brand among African American smokers, many of whom come from low-income families. People smoking menthol find it harder to quit.

Altria receives a significant portion of its leaf from Malawi. A recent PM USA (Altria) item showed that “Malawi faces problems that directly threaten food security…”

RESOLVED: shareholders recommend Altria’s Board of Directors commission an independent study and issue a resulting report on the affect of our company’s marketing on the purchasing practices of poor people. Shareholders ask that this report offer ways to alleviate the harm done to innocent children, such as food insecurity, by such adults who smoke. Shareholders ask that this report include recommendations as to whether our Company should continue marketing its products in census tracts with over 50% poverty. Barring competitive information, this report shall be made available to requesting shareholders within six months of the Company’s annual meeting.

Supporting Statement

The shareholders submitting this resolution are convinced that, aided by the continued marketing of Altria’s products in poor areas, people who are poor and less-educated continue to compromise their families’ health by buying this Company’s products. Please support this resolution.

The Board recommends a vote AGAINST this proposal.

The Company does not believe that it is in the interests of the Company or its shareholders to adopt this proposal. Philip Morris USA Inc. (“PM USA”) markets to adult smokers and does not target its marketing efforts towards those who are poor. PM USA’s cigarette marketing is intended to appeal to a broad-based and ethnically diverse adult smoker audience. According to PM USA’s large scale consumer tracking study, the majority of its adult smokers report a household income of $40,000 or more per year. The Company questions the accuracy of the proponent’s assertions and their conclusions.

Altria believes that PM USA’s responsible marketing practices, cessation support and the regulatory authority of the United States Food and Drug Administration (“FDA”) are sufficient to address the concerns raised by this proposal.

PM USA’s primary channels for cigarette brand marketing are at retail, where it presents its brands to adult cigarette smokers making their final brand selection at the point of purchase, and direct mail, where it communicates with qualified adult cigarette smokers 21 years of age or older who have asked to receive communications from PM USA about its cigarette brands. Each direct mail item lists a toll-free number for requests to be taken off the mailing list and to cease being sent materials at any time.

Smoking is addictive and causes serious diseases. PM USA helps connect smokers who have decided to quit to expert quitting information. Since 2004, PM USA has placed more than 1.3 billion onserts, or mini-leaflets, on cigarette packs communicating directly to its consumers about its QuitAssist® resource and highlighting the toll-free National Quit Line (1-800 QuitNow).

In June 2009, the FDA was granted the authority to regulate tobacco products. The FDA law established a new federal regulatory authority over tobacco products including, among other things, new warnings and statements that impact packaging, including warnings on addiction, and restrictions on advertising and marketing. Specifically, the law gives the FDA the authority to regulate several activities, including the sale, distribution, advertising, promotion and access to tobacco products. In Federal Fiscal Year (FFY) 2009, the industry paid its prorated share of $85 million in user fees and in FFY 2010 will pay $235 million. The user fees fully fund the FDA’s regulation of tobacco products. In 2009, PM USA was responsible for approximately 45% of the industry user fees.

According to the Department of Health and Human Services (“HHS”) report, in fiscal year 2011, the FDA will “develop and disseminate public education campaigns to decrease tobacco product initiation and increase cessation. Further, the FDA will create and launch a health literacy program focused on tobacco product use and targeted at various populations, with a special emphasis on educating youth and adolescents across racial, ethnic, cultural, and social demographics” (HHS, p. 276). The FDA also intends to conduct research to better understand how marketing and advertising of tobacco products influence use by various sectors of the public (HHS, p. 273).(1)

We disagree that devoting additional resources to the study recommended by the proponents would be an effective or financially disciplined way for us to address the issue, or that it would be in the best interests of the Company or its shareholders.

For these reasons, the Board recommends a vote AGAINST this proposal, and proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

(1)	Department of Health and Human Services. Food and Drug Administration: Fiscal Year 2011 Justification of Estimates for Appropriations Committee. Available at: http://www.fda.gov/downloads/AboutFDA/ReportsManualsForms/Reports/BudgetReports/UCM199447.pdf. Accessed on March 1, 2010.

PROPOSAL 2 – CREATE HUMAN RIGHTS PROTOCOLS FOR THE COMPANY AND ITS SUPPLIERS

Trinity Health, 766 Brady Avenue, Apt. 635, Bronx, NY 10462, claiming beneficial ownership of 112,518 shares of common stock, together with six co-proponents, submitted the proposal set forth below. The names, addresses, and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

Whereas, corporations have a responsibility to ensure their total “supply chain” is uncorrupted by practices that deny basic human rights for workers, especially corporations with global sourcing like ours.

Corporations incur a reputational risk when their suppliers deny, undermine or don’t ensure workers’ basic human rights. The right to health is core in various international documents like the Universal Declaration of Human Rights (25), the Covenant on Economic, Social and Cultural Rights (Art. 12) and the ILO Convention (155).

While PMUSA doesn’t directly hire farm workers, it contracts with suppliers who do. When their farm workers are not organized, basic worker rights are easily violated. This abuse is aggravated when they are undocumented, as often happens in the U.S.A.

A key problem of workers harvesting tobacco for PMUSA, here or abroad, is acute nicotine poisoning, Green Tobacco Sickness (GTS). This “hazard” occurs when the skin absorbs nicotine from touching tobacco plants (McKnight, Spiller: Public Health Rep. 2005; 120.6). GTS threatens 33 million+ tobacco farm workers globally (WHO, 1999 World Bank).

Health problems due to transdermal nicotine absorption are frequent among tobacco harvesters. They include severe nausea and vomiting, which can lead to dehydration and heat illness in summer work environments. GTS is particularly hazardous for migrant and Hispanic tobacco farm workers.

“Many farm workers believe they will be fired and lose their income if they get sick or work too slowly. Green tobacco sickness is an environmental justice issue, part of the growing concern that poor, minority and medically underserved populations bear a disproportionate share of environmental and occupational health risks” (Quandt, Science Daily, 02.24.00.

“Conditions are shamefully bad for most farm workers,” says Virginia Nesmith, of the National Farmworkers Ministry. Even though tobacco companies might not have direct control, she concludes: “they have the power to make a major difference for thousands of workers.”

The problem of GTS exists also in foreign countries which supply leaf to PMUSA. Particularly egregious is Malawi. The U.S. Department of Labor and other international agencies have shown regularly that thousands of Malawi children are being forced into labor, despite that nation’s laws which make such actions illegal. There is no effective implementation; thus the problem persists.

RESOLVED shareholders request the Altria Board of Directors to commit itself to create procedures to implement the internationally agreed-upon core human rights conventions in the countries in which it operates and to find ways to ensure that its suppliers are enforcing these as well.

Supporting Statement

This resolution’s sponsors believe the Company cannot dismiss the above problem simply by saying its suppliers report they are complying with codes covering farm workers’ basic rights. There must be independent verification—as many other companies have discovered—vis-à-vis all its suppliers. Because farm workers continue to make this Company healthy; this Company has the obligation to ensure their health. Please support this proposal to ensure our profits and dividends are not being realized by exploiting “the least” of our brothers and sisters.

The Board recommends a vote AGAINST this proposal.

The Company believes that procedures, practices and programs exist that address farm safety and working conditions where the Company’s tobacco subsidiaries purchase tobacco and that this framework reflects the Company’s awareness and consideration of international human rights protocols in its tobacco procurement activities.

In the United States, where the Company’s tobacco subsidiaries purchase most of their tobacco, shareholders, like all taxpayers, pay for a comprehensive regulatory regime applicable to farm working and living conditions, including inspections overseen by the United States Department of Labor. These regulations, in many respects, reflect international human rights protocols. There also exists long-standing guidance from the Centers for Disease Control specific to green tobacco sickness (“GTS”). In addition, the Company at its own expense has implemented the following practices in its domestic tobacco procurement program:

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Purchase contracts with tobacco growers (“Grower Contracts”) require that tobacco be produced, harvested and prepared for sale in accordance with good agricultural practices (“GAP”) which include various safety-related practices. Grower Contracts also prohibit the improper use of child and forced labor. A grower’s failure to comply with a Grower Contract can result in rejection of tobacco and/or termination of his or her contract.

•	On-site visitations by Company representatives to maintain contact with growers to further our farm conditions/worker safety objectives.

•	Extensive communications with growers, both in person and in writing, on matters relating to GAP, GTS and worker safety.

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Assessments of growers on various matters, such as dissemination of worker safety information (including information regarding GTS prevention), availability and use of personal protective equipment, access to health care and worker housing.

•	And, beginning in 2010, unaffiliated third party monitoring of the progress of our worker safety efforts through an expanded grower assessment program to include on-site visits.

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Also in 2010, among other measures, the GAP handbook and Grower Contracts have been modified to enhance the worker safety and GTS-related provisions and a GAP certification process has been established.

The Company’s tobacco subsidiaries procure significantly less tobacco from international markets. The Company’s tobacco procurement function nevertheless has incorporated various procedures relating to farm working conditions into its international procurement program. Because we conduct international purchases through third party tobacco suppliers and do not purchase directly from growers, the international procurement procedures differ from those described above. As we have communicated to the proponents of the proposal, actions relating to international procurement include the following:

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We require all international tobacco suppliers to document and implement a GAP program for their growers; beginning in 2010, the program includes worker safety protocols addressing issues such as GTS, crop protective agent handling and general farm worker safety. We require our international suppliers to certify their annual compliance with these requirements. A supplier’s failure to comply may result in termination of their agreement.

•

We are pursuing the assistance of an unaffiliated third party to conduct assessments of our international suppliers’ GAP programs described above in order to monitor the effectiveness of the new contractual requirements as well as the extent to which such GAP programs address child and forced labor.

•

We make annual contributions to the Elimination of Child Labor in Tobacco Foundation to fund programs intended to improve education, social health and welfare in countries such as Malawi (in fact, aggregate contributions since 2002 exceed $3 million). We also contribute funds to the SURELIVES program, a non-profit effort to improve conservation, irrigation and sanitation in Malawi communities.

We believe the significant commitment of resources described above demonstrates the Company’s resolve to address the important human rights considerations that arise in the context of purchasing tobacco. In total, we view these programs as directly, responsibly and comprehensively addressing the GTS and child and forced labor concerns set forth in the proposal while reflecting the need to be mindful of the best interests of the Company and all its shareholders. As we have discussed with the proponents and other supporters of this proposal, we will periodically assess our approach to this issue and make modifications as appropriate.

Accordingly, at this time the additional actions sought in the proposal are neither required nor financially justified and, in management’s judgment, are not in the best interests of the Company or its shareholders.

For these reasons, the Board recommends a vote AGAINST this proposal, and proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

The Board has adopted a Policy on Related Person Transactions that requires the Company’s executive officers, directors and nominees for director to promptly notify the Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person’s immediate family members (“Related Persons”) has, had or may have a direct or indirect material interest (a “Related Person Transaction”). Subject to certain exceptions delineated in the policy, Related Person Transactions must be brought to the attention of the Nominating, Corporate Governance and Social Responsibility Committee or any other Committee designated by the Board that is comprised solely of independent directors for an assessment of whether the transaction or proposed transaction should be permitted to proceed. In deciding whether to approve or ratify the Related Person Transaction, the Committee is required to consider all relevant facts and circumstances, including without limitation the materiality of the Related Person’s direct or indirect interest in the Related Person Transaction, the materiality of the Related Person Transaction to the Company, the impact of the Related Person Transaction on the Related Person, the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the New York Stock Exchange Listing Standards) and the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction. If the designated Committee determines that the Related Person has a direct or indirect material interest in any such transaction, the Committee must review and approve, ratify or disapprove the Related Person Transaction. This policy is available on the Company’s website at www.altria.com.

In 2009, a subsidiary of the Company made a $1.5 million charitable contribution to the University of Virginia as part of a $25 million pledge made in 2006. The pledge, with a remaining balance of $8.5 million, reflects a long-standing relationship between the Company and the University including employment recruiting and charitable donations. Also in 2009, the Company (i) made certain other charitable donations to the University, including contributions under the Company’s matching gift program, in an aggregate amount of $390,899 and (ii) made ordinary course trade payments to the University of Virginia in the aggregate amount of $457,873 on terms comparable to those provided to unrelated third parties. The sum of these 2009 contributions and payments represent less than 2% of the University’s consolidated gross revenues in its latest completed fiscal year. Mr. Casteen, who was elected to the Board on February 22, 2010, is President of the University of Virginia, yet has announced his intention to retire from that position in August 2010 and become President Emeritus at that time. Mr. Casteen’s daughter-in-law is employed by the University of Virginia. In addition, Governor Baliles’s employer, the Miller Center of Public Affairs, is affiliated with the University of Virginia and Mr. Farrell is a trustee of the University of Virginia’s College at Wise. The Nominating, Corporate Governance and Social Responsibility Committee has reviewed and ratified these transactions.

In addition to the Related Person Transactions Policy discussed above, the Company’s Code of Business Conduct and Ethics for Directors (“Director Code”) and Code of Conduct for Compliance and Integrity (“Code of Conduct”) – both of which are available on the Company’s website – have specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company. Similarly, the Code of Conduct requires all officers and employees of the Company to avoid situations where the officer’s or employee’s “personal, social, financial, political or other activities or relationships have the potential to interfere with the employee’s loyalty and objectivity to the Altria company for which she is employed or for which she provides services.” (emphasis in original). The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

We are required to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (not including exhibits and documents incorporated by reference), are available in print, free of charge, to shareholders requesting a copy by writing to: Corporate Secretary, Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230. You may review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.altria.com.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc. 48 Wall Street, New York, NY 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

2011 ANNUAL MEETING

Shareholders wishing to suggest candidates to the Nominating, Corporate Governance and Social Responsibility Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. The Company’s By-Laws set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director at the 2011 Annual Meeting, presently anticipated to be held on May 19, 2011, notice of the nomination must be received by the Company between November 10 and December 10, 2010. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating, Corporate Governance and Social Responsibility Committee will consider any nominee properly presented by a shareholder and will make a recommendation to the Board. After full consideration by the Board, the shareholder presenting the nomination will be notified of the Board’s conclusion. For a shareholder to bring other matters before the 2011 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above. The notice must include a description of the proposed business, the reasons therefor and other specified matters.

Any shareholder wishing to present a proposal to be acted upon at the 2011 Annual Meeting and include such proposal in the Company’s proxy statement and proxy in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must ensure that the proposal is received by the Company no later than December 10, 2010.

In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is 6601 West Broad Street, Richmond, Virginia 23230. Any shareholder desiring a copy of the Company’s By-Laws (which are posted on our website www.altria.com) will be furnished one without charge upon written request to the Corporate Secretary.

W. Hildebrandt Surgner, Jr.

Corporate Secretary

April 9, 2010

EXHIBIT A

2010 PERFORMANCE INCENTIVE PLAN

Section 1.  Purpose; Definitions.

The purpose of the 2010 Performance Incentive Plan is to support the ongoing efforts of Altria Group, Inc. to develop and retain world-class leaders for itself and its subsidiaries and affiliates and to provide it with the ability to provide incentives more directly linked to the profitability of its businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Annual Incentive Award” means an Incentive Award made pursuant to Section 5(a)(vi) with a Performance Cycle of one year or less.

(b)	“Award” means the grant under the Plan or, to the extent relevant, under any Prior Plan, of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Other Stock-Based Awards.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)	“Commission” means the Securities and Exchange Commission or any successor agency.

(f)	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(g)	“Common Stock” or “Stock” means the Common Stock of the Company.

(h)	“Company” means Altria Group, Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(i)	“Deferred Stock Unit” means an Award described in Section 5(a)(v).

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(k)	“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions; if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

(l)	“Incentive Award” means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

(m)	“Incentive Stock Option” means any Stock Option that complies with Section 422 (or any amended or successor provision) of the Code.

(n)	“Long-Term Incentive Award” means an Incentive Award made pursuant to Section 5(a)(vi) with a Performance Cycle of more than one year.

(o)	“Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p)	“Other Stock-Based Award” means an Award granted pursuant to Section 5(a)(iii).

(q)	“Participant” means any eligible employee as set forth in Section 3 to whom an Award is granted.

(r)	“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(s)	“Performance Goals” mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based exclusively on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, revenue, adjusted net earnings, cash flow, return on equity, return on capital, net after-tax operating profit less the cost of capital, Fair Market Value of shares of Stock, operating efficiency, operating expenses, or consummation of acquisitions, dispositions, projects or other specific events or transactions.

(t)	“Plan” means this 2010 Performance Incentive Plan, as amended from time to time.

(u)	“Prior Plan” means the 1997 Performance Incentive Plan, the 2000 Performance Incentive Plan, or the 2005 Performance Incentive Plan.

(v)	“Restricted Period” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

(w)	“Restricted Stock” means an Award of shares of Common Stock granted pursuant to Section 5(a)(iv).

(x)	“Restricted Stock Unit” means an Award granted pursuant to Section 5(a)(v).

(y)	“Spread Value” means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

(z)	“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 5(a)(ii).

(aa)	“Stock Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to Section 5(a)(i).

In addition, the terms “Affiliated Group,” “Business Combination,” “Change in Control,” “Change in Control Price,” “Incumbent Board,” “Outstanding Company Stock,” “Outstanding Company Voting Securities” and “Person” have the meanings set forth in Section 6.

Section 2.  Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not subject to either Section 16 of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.

Any determination made by the Committee or by one or more officers pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

Section 3.  Eligibility.

Salaried employees of the Company, its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates, are eligible to be granted Awards under the Plan.

Section 4.  Common Stock Subject to the Plan.

(a)	Common Stock Available. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 50,000,000. Except as otherwise provided herein, any Award made under any Prior Plan before the expiration of such Prior Plan shall continue to be subject to the terms and conditions of such Prior Plan and the applicable Award agreement. Any adjustments, substitutions, or other actions that may be made or taken in accordance with Section 4(b) below in connection with the corporate transactions or events described therein shall, to the extent applied to outstanding Awards made under a Prior Plan, be deemed made from shares reserved for issuance under such Prior Plan, rather than this Plan, pursuant to the authority of the Board under the Prior Plans to make adjustments or substitutions in such circumstances to the aggregate number and kind of shares reserved for issuance under the Prior Plans and to Awards granted under the Prior Plans. To the extent any Award under this Plan is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award that were not so paid, if any, shall again be available for distribution in connection with Awards under the Plan. If a SAR or similar Award based on Spread Value with respect to shares of Common Stock is exercised, only the number of shares of Common Stock issued, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall be available for distribution in connection with Awards under the Plan.

(b)	Adjustments for Certain Corporate Transactions.

(i)

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after adoption of the Plan by the Board, the Committee is authorized to make such adjustments or substitutions with respect to the Plan and any Prior Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award limits set forth in Section 5, (C) to the Performance Goals or Performance Cycles of any outstanding Performance-Based Awards, and (D) to the number and kind of securities subject to outstanding Awards and, if applicable, the grant or exercise price or Spread Value of outstanding Awards. In addition, the Committee may make an Award in substitution for incentive awards, stock awards, stock options, or similar awards held by an individual who is, previously was, or becomes an employee of the Company, a subsidiary, or an affiliate in connection with a transaction described in Section 4(b)(i). Notwithstanding any provision of the Plan (other than the limitation set forth in Section 4(a)), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

(ii)	Notwithstanding the provisions of Section 5(a), in connection with any of the events described in Section 4(b)(i), the Committee shall also have authority with respect to the Plan and any Prior Plan and to Awards granted thereunder (A) to grant Awards (including Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards) with a grant price that is less than Fair Market Value on the date of grant in order to preserve existing gain under any similar type of award previously granted by the Company or another entity to the extent that the existing gain would otherwise be diminished without payment of adequate compensation to the holder of the award for such diminution, and (B) except as may otherwise be required under an applicable Award agreement, to cancel or adjust the terms of an outstanding Award as appropriate to reflect the substitution for the outstanding Award of an award of equivalent value granted by another entity. In connection with a spin-off or similar corporate transaction, the adjustments described in this Section 4(b) may include, but are not limited to, (C) the imposition of restrictions on any distribution with respect to Restricted Stock or similar Awards and (D) the substitution of comparable Stock Options to purchase the stock of another entity or Stock Appreciation Rights, Restricted Stock Units, Deferred Stock Units or Other Stock-Based Awards denominated in the securities of another entity, which may be settled in the form of cash, Common Stock, stock of such other entity, or other securities or property, as determined by the Committee; and, in the event of such a substitution, references in this Plan and any Prior Plan and in the applicable Award agreements thereunder to “Common Stock” or “Stock” shall be deemed (except for purposes of Section 6(b) hereunder and for any similar provisions of Prior Plans or applicable Award agreements) to also refer to the securities of the other entity where appropriate.

(iii)	In connection with any of the events described in Section 4(b)(i), with respect to the Plan and any Prior Plan and to Awards granted thereunder, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards.

(iv)	In the event of any conflict between this Section 4(b) and other provisions of the Plan or any Prior Plan, the provisions of this section shall control. Receipt of an Award under the Plan shall constitute an acknowledgement by the Participant receiving such Award of the ability of the Company to adjust any award for which an Award under the Plan is substituted.

Section 5.  Awards.

(a)	General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

(i)

Stock Options. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Non-qualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under a Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the purchase price). Unless otherwise determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Participant valued at Fair Market Value.

(ii)	Stock Appreciation Rights. A SAR represents the right to receive a payment, in cash, shares of Common Stock, or both (as determined by the Committee), with a value equal to the Spread Value on the date the SAR is exercised. The term of each SAR shall be set forth in the Award agreement, but no SAR shall be exercisable more than ten years after the grant date. The grant price of a SAR shall be set forth in the applicable Award agreement and shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the terms of the applicable Award agreement, a SAR shall be exercisable, in whole or in part, by giving written notice of exercise.

(iii)	Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Deferred Stock Units that are denominated in valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The grant, purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iii) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of an Other Stock-Based Award is based on the Spread Value, the grant price for such an Award will not be less than 100% of the Fair Market Value on the date of grant, and the Award will have a term of no more than ten years.

(iv)	Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a Participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock all the rights of a holder of Common Stock during the Restricted Period.

(v)	Restricted Stock Units and Deferred Stock Units. Restricted Stock Units and Deferred Stock Units represent the right to receive shares of Common Stock, cash, or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock Units and Deferred Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock Units and Deferred Stock Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Stock Units or Deferred Stock Units.

(vi)	Incentive Awards. Incentive Awards are performance-based Awards that are expressed in cash amounts or Common Stock or any combination thereof. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.

(b)	Maximum Awards. Subject to the exercise of the Committee’s authority pursuant to Section 4:

(i)	The total number of shares of Common Stock subject to Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards with values based on Spread Values awarded during any Plan year to any Participant shall not exceed 3,000,000.

(ii)	The total amount of any Annual Incentive Award awarded to any Participant with respect to any Performance Cycle, taking into account the cash and the Fair Market Value at the time of payment of any Common Stock payable with respect to such Award, shall not exceed $10,000,000.

(iii)	The total amount of any Long-Term Incentive Award paid to any Participant with respect to any Performance Cycle, taking into account the cash and the fair market value at the time of payment of any Common Stock payable with respect to such award, shall not exceed $8,000,000 multiplied by the number of years in the Performance Cycle.

(iv)	An amount not in excess of 1,000,000 shares of Common Stock may be issued or issuable to any Participant in a Plan Year pursuant to Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

(c)	Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

Section 6.  Change in Control Provisions.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)	All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

(ii)	The restrictions and other conditions applicable to any Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

(iii)	The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the “Change in Control Price,” as defined in Section 6(c), as of the date such Change in Control occurs, provided, however, that any Restricted Stock Units, Deferred Stock Units, or similar Other Stock-Based Awards that are subject to Section 409A of the Code shall be paid in a manner that complies with Section 409A as provided in the relevant Award agreement.

(iv)	Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each Participant who has been awarded an Incentive Award for the Performance Cycle in which the Change in Control occurs shall be deemed to have earned a pro rata Incentive Award equal to the product of (A) such Participant’s maximum award opportunity for such Performance Cycle, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

(b)	Definition of Change in Control. A “Change in Control” means the happening of any of the following events.

(i)

Both (A) consummation of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) and (B) the election to the Board of at least one individual determined in good faith by a majority of the then serving members of the Board to be a representative or associate of such Person; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or any corporation or other entity controlled by the Company (“the Affiliated Group”), (2) any acquisition by a member of the Affiliated Group, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

(ii)	Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(iv)

Consummation of a (A) complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(c)	Definition of Change in Control Price. Unless the Committee determines otherwise, “Change in Control Price” means the value of the consideration paid to holders of shares of Common Stock for such Common Stock in connection with a Change in Control transaction (or, if no consideration is paid in connection with a Change in Control transaction, the Fair Market Value of a share of Common Stock immediately prior to a Change in Control), except that, in the case of Stock Options, SARs, or similar Other Stock-Based Awards, such price shall not exceed the fair market value of shares of Common Stock as determined in accordance with Sections 409A and 422 of the Code and the regulations thereunder, as applicable.

Section 7.  Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would (i) decrease the grant or exercise price of any Stock Option, SAR, or similar Other Stock-Based Award to less than the Fair Market Value on the date of grant, or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to Participants subject to the laws of such foreign country, the Committee may not, without shareholder approval, either (i) reprice an outstanding Award in any manner that reduces the grant price of outstanding Stock Options, SARs, or similar Other Stock-Based Awards or (ii) except as permitted pursuant to Section 4(b), cancel, exchange, substitute, buy out or surrender outstanding Stock Options, SARs, or similar Other Stock-Based Awards that have a grant price that is higher than Fair Market Value on the date of such transaction in exchange for cash, other Awards, or Stock Options, SARs, or similar Other Stock-Based Awards with a lower grant price. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent. Notwithstanding anything in this Plan to the contrary, the Plan shall be construed to reflect the intent of the Company that all Awards under the Plan and any elections to defer, distributions, and other aspects of the Plan shall, to the extent subject to Section 409A of the Code, comply with Section 409A and any regulations and other guidance thereunder.

Section 8.  Payments and Payment Deferrals.

Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish provided, however, that any Stock Option, SAR, and similar Other Stock-Based Award that are not subject to Section 409A of the Code but would be subject to Section 409A if a deferral were permitted, shall not be subject to any deferral. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents. Any deferral and related terms and conditions shall comply with Section 409A of the Code and any regulations and other guidance thereunder.

Section 9.  Dividends and Dividend Equivalents.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

Section 10.  Transferability.

Except as provided in the applicable Award agreement or otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 11.  Award Agreements.

Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the Participant’s employment terminates. The Committee may amend an Award agreement, provided that, except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no such amendment may materially and adversely affect an Award without the Participant’s consent.

Section 12.  Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13.  General Provisions.

(a)	The Committee may require each Participant acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for their respective employees.

(c)	Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment, nor shall they interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

(d)	No later than the date as of which an amount first becomes includable in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)	The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(f)	If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(g)	All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h)	If approved by shareholders, the Plan shall be effective on May 2, 2010. Except as otherwise provided by the Board, no Awards shall be made after April 30, 2015, provided that any Awards granted prior to that date may extend beyond it.

ALTRIA GROUP, INC.

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, MAY 20, 2010

AND PROXY STATEMENT

Altria

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Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet
- Log on to the Internet and go to **www.investorvote.com/altria**
- Follow the steps outlined on the secured website.

Vote by telephone
- Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
- Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

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This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted **FOR** the election of directors, **FOR** the 2010 Performance Incentive Plan, **FOR** the ratification of the selection of independent auditors and **AGAINST** each of the shareholder proposals.

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A Election of Directors (see below): The Board of Directors recommends a vote **FOR** the listed nominees.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Elizabeth E. Bailey	☐	☐	☐
02 - Gerald L. Baliles	☐	☐	☐
03 - John T. Casteen III	☐	☐	☐
04 - Dinyar S. Devitre	☐	☐	☐
05 - Thomas F. Farrell II	☐	☐	☐
06 - Robert E. R. Huntley	☐	☐	☐
07 - Thomas W. Jones	☐	☐	☐
08 - George Muñoz	☐	☐	☐
09 - Nabil Y. Sakkab	☐	☐	☐
10 - Michael E. Szymanczyk	☐	☐	☐

B Proposals: The Board of Directors recommends a vote **FOR** Proposals **2 and 3.**

Proposal	For	Against	Abstain
2. 2010 Performance Incentive Plan	☐	☐	☐
3. Ratification of the Selection of Independent Auditors	☐	☐	☐

The Board of Directors recommends a vote **AGAINST** Proposals **4 and 5**

Proposal	For	Against	Abstain
4. Shareholder Proposal 1 - Food Insecurity and Tobacco Use	☐	☐	☐
5. Shareholder Proposal 2 - Create Human Rights Protocols for the Company and Its Suppliers	☐	☐	☐

C Authorized Signatures — Date and Sign Below.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

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ADD 1 You can vote by Internet or telephone! ADD 2 Available 24 hours a day, 7 days a week!

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ADD 4 Proxies submitted by Internet or telephone must be ADD 5 received by 11:59 p.m., EDT, on May 19, 2010.

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methods Instead of outlined mailing below your proxy, to vote you your may proxy choose . one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote • Log by on to Internet the Internet and go to www.investorvote.com/altria

• Follow the steps outlined on the secured website.

Vote • Within by USA, telephone US territories & Canada, call toll free There 1-800- 652 is NO -VOTE CHARGE (8683) to on you a touch for the tone call.telephone.

• Outside 1-781-575 USA, -2300 US on territories a touch tone & Canada, telephone call. Standard rates will apply.

Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. 3

Please full title sign as such this. proxy The signer exactly hereby as name revokes appears all proxies hereon heretofore . When shares given are by held the signer by joint to tenants, vote at said both meeting should sign or any . When adjournments signing as thereof attorney, . administrator, trustee or guardian, please give

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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ALTRIA GROUP, INC.

2010 ANNUAL MEETING OF

SHAREHOLDERS

Thursday, May 20, 2010

9:00 A.M.

The Greater Richmond Convention Center

403 North 3rd Street

Richmond, VA 23219

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to question 4.

It is important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to vote your shares over the Internet OR the telephone in accordance with the instructions provided on the reverse side OR by completing and mailing this proxy card.

Sign Up Today For Electronic Delivery

If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare.com/altria/ecomms.

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. 3

Altria Group, Inc.

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting May 20, 2010

Michael E. Szymanczyk and Denise F. Keane, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Altria Group, Inc. (the “Company”) at the Annual Meeting of Shareholders to be held at the Greater Richmond Convention Center, May 20, 2010, at 9:00 a.m., and at all adjournments thereof.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by May 17, 2010, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING